UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material pursuant to § 240.14a-12

JOHN B. SANFILIPPO & SON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

on October 29, 2025

TO THE STOCKHOLDERS:

The Annual Meeting of stockholders of John B. Sanfilippo & Son, Inc. will be held on Wednesday, October 29, 2025, at 11:30 A.M., Central Time. We have decided to hold this year’s Annual Meeting via a live audio-only webcast.

Instructions on how to participate in the Annual Meeting are posted at http://www.proxydocs.com/JBSS. Prior registration to attend the Annual Meeting at http://www.proxydocs.com/JBSS is required, which must be completed by 5:00 P.M., Eastern Time, on October 27, 2025. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions as described herein.

The Annual Meeting will be held for the following purposes:

1.
Election of directors;
2.
Ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 fiscal year;
3.
Conduct an advisory vote to approve executive compensation; and
4.
Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on September 2, 2025, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders of record who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including this Proxy Statement and Annual Report, at the website address http://www.proxydocs.com/JBSS. All stockholders of record were either mailed the Internet Notice or mailed the printed proxy materials which include a proxy card. Stockholders who are beneficial owners of our stock held in street name (e.g., holding shares of our stock through a broker, bank or other holder of record) should follow the applicable instructions provided by their broker, bank or other holder of record to vote their shares. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card, Internet Notice or voting instruction card.

By Order of the Board of Directors

JASPER B. SANFILIPPO, JR. Secretary

Elgin, Illinois

September 17, 2025

John B. Sanfilippo & Son, Inc. Proxy Summary

Proposal 1: Election of Directors

COMMON STOCK DIRECTORS

Name	Tenure	Key Skills
Pamela Forbes Lieberman	5 years
•
Manufacturing, distribution and retail experience, including in the food industry
•
Strategy, M&A and executive management, including CEO background
•
Family-controlled companies and public companies board experience, including roles as Board Chair, and Chair roles of Audit Committees and a Strategy Committee
•
Background in finance, audit and accounting

Mercedes Romero	4 years
•
Food and beverage, consumer packaged goods and retail experience
•
Supply chain and procurement background
•
Sales, manufacturing and distribution oversight experience
•
Sustainability experience
•
Latino Corporate Directors Association Board Ready Institute, Certified
•
NACD Certified Board Director

Ellen C. Taaffe	14 years	• Consumer packaged goods experience • Brand management, strategy and sales experience • Public company board experience • NACD Certified Board Director and Board Leadership Fellow

Common Stock Director Experience: Each of the Common Stock Directors has experience in the food industry and/or consumer packaged goods industry.

Gender and Diversity: Common Stock Director nominees are all female. One Common Stock Director identifies as diverse.

CLASS A DIRECTORS

Gender and Diversity: Together with the Common Stock Directors, 40% of our Board is female and one of our directors identifies as a member of an underrepresented group.

•
See page 5 for further information about such nominees and director election matters.

Proposal 2: Ratification of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2026 fiscal year.

•
See page 22 for proposal 2.

Proposal 3: Advisory vote to approve our named executive officer compensation.

Compensation Program Highlights

• Compensation oriented around 50th percentile of peer group	• Approximately 98.5% of votes supported prior Say on Pay vote
• Annual bonus program focused on return on capital/economic valued added model	• No employment agreements
• Annual bonus capped at 2x of target, with meaningful threshold entitlement performance level	• Responsible use of equity awards with 3-year cliff vesting to promote retention
• Automatic enrollment in company sponsored 401(k) Plan for all eligible employees with company match	• Significant management team ownership of stock promotes alignment with stockholders
• Non-Qualified Deferred Compensation Plan for executives to aid in retirement planning	• Performance-based equity program promotes management focus on long-term performance and enhances retention and further alignment with stockholders
• Compensation program subject to claw back and recoupment requirements	• Limited management perquisites

•
See page 24 for proposal 3.

Corporate Governance Highlights

✓	Annual director elections
✓	Holders of Common Stock have the right to elect a specified portion of directors
✓	Audit, Nominating and Governance and Compensation and Human Resources Committees are comprised entirely of independent directors
✓	Regular executive sessions of independent directors
✓	Lead Independent Director role created with robust responsibilities set forth in the Corporate Governance Guidelines
✓	Regular focus on corporate responsibility initiatives that align with strategy
✓	Regular succession planning at the CEO and executive management levels
✓	Quarterly cybersecurity, information security and artificial intelligence review by Audit Committee, plus Audit Committee oversight of anti-pledging policy
✓	High level of independent director involvement in governance and oversight matters
✓	Average Common Stock Director tenure of 7.7 years

Key Governance Initiatives in Fiscal 2025 and 2026

✓	Conducted robust stockholder outreach program, regularly discussing key governance and strategy matters with significant percentage of our stockholders
✓	Re-appointed Ellen Taaffe to serve as lead independent director for an additional two-year term
✓	Enhanced corporate responsibility policies governing artificial intelligence, human rights, contract management, and environmental commitments
✓	Rotated committee leadership with Mercedes Romero chairing the Nominating and Governance Committee
✓	Increased staffing for corporate responsibility team

Table of Contents

Annual Meeting of Stockholders	1
Proposal 1: Election of Directors	4
Nominees for Election by the Holders of Common Stock	5
Nominees for Election by the Holders of Class A Stock	9
Corporate Governance	12
Proposal 2: Ratify the Audit Committee’s Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 Fiscal Year	22
Audit Committee Report	23
Proposal 3: Advisory Vote to Approve Executive Compensation	24
Compensation of Directors and Executive Officers	25
Compensation of Directors	25
Compensation Discussion and Analysis	27
Compensation of Executive Officers	35
Compensation and Human Resources Committee Report	43
Pay versus Performance	44
Security Ownership of Certain Beneficial Owners and Management	48
Review of Related Party Transactions	52
Delinquent Section 16(a) Reports	53
Other Annual Meeting Matters	54

John B. Sanfilippo & Son, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 29, 2025

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John B. Sanfilippo & Son, Inc. (the “Board of Directors” or “Board”), a Delaware corporation, of proxies for use at the annual meeting of our stockholders to be held on Wednesday, October 29, 2025, at 11:30 A.M., Central Time, and at any postponement or adjournment thereof (the “Annual Meeting”). This year’s Annual Meeting will be held via a live audio-only webcast. There is no physical location for the Annual Meeting. Stockholders will be able to join the meeting via a website where they can listen to the speakers, hear responses to any questions submitted by stockholders and answered by company management and vote their shares electronically. Instructions on how to participate in the Annual Meeting are posted at http://www.proxydocs.com/JBSS. Prior registration to attend the Annual Meeting at http://www.proxydocs.com/JBSS is required by 5:00 P.M., Eastern Time, on October 27, 2025.

All shares of our Common Stock, $.01 par value (the “Common Stock”), and our Class A Common Stock, $.01 par value (the “Class A Stock”), entitled to vote at the Annual Meeting which are represented by properly submitted proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies. Any stockholder who has submitted a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent properly executed proxy (by Internet, telephone or mail) so that it is received by 5:00 P.M., Eastern Time, on October 28, 2025 or (c) attending the Annual Meeting and voting electronically. Any written notice of revocation should be received by our Secretary at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary before the closing of the polls at the Annual Meeting.

Unless the context otherwise requires, references herein to “we”, “us”, “our”, “the company” or “our company” refer to John B. Sanfilippo & Son, Inc. The mailing address of our principal executive offices is 1703 N. Randall Road, Elgin, Illinois 60123-7820.

A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will be mailed to stockholders of record who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including this Proxy Statement and our annual report to stockholders for the 2025 fiscal year, at the Internet website address http://www.proxydocs.com/JBSS. All stockholders of record holding shares of Common Stock at the close of business on our record date of September 2, 2025 were either mailed the Internet Notice or mailed the printed proxy materials which include a proxy card. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice.

Stockholders who are beneficial owners of our Common Stock held in street name (e.g. holding shares of our Common Stock through a broker, bank or other holder of record) should follow the applicable instructions provided by their broker, bank or other holder of record to vote their shares.

This Proxy Statement was filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on September 11, 2025, and we expect to first send the Internet Notice to stockholders on or around September 17, 2025.

Record Date and Shares Outstanding

We had outstanding on September 2, 2025, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 9,045,710 shares of Common Stock (excluding 117,900 treasury shares, which are neither outstanding nor entitled to vote) and 2,597,426 shares of Class A Stock. The Common Stock is traded on the Nasdaq Global Select Market under the ticker “JBSS”. There is no established public trading market for the Class A Stock. A list of the holders of record will be available for inspection by any stockholder for 10 days preceding the meeting at 1703 N. Randall Road, Elgin, Illinois 60123.

Voting and Quorum

Pursuant to our Restated Certificate so long as the total number of shares of Class A Stock outstanding is greater than or equal to 12 1/2% of the total number of shares of Class A Stock and Common Stock outstanding, the holders of Common Stock voting as a class are entitled to elect such number (rounded to the next highest number in the case of a fraction) of directors as equals 25% of the total number of directors constituting the full Board of Directors (the “Common Stock Directors”). The holders of Class A Stock voting as a class are entitled to elect the remaining directors. With respect to all matters other than the election of directors or any matters for which class voting is required by law, the holders of Common Stock and the holders of Class A Stock will vote together as a single class, and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock will be entitled to 10 votes per share of Class A Stock.

Our Restated Certificate does not entitle holders of Common Stock to cumulative voting. However, solely with respect to the election of directors, the Restated Certificate entitles, but does not require, each holder of Class A Stock, in person or by proxy, to either (a) vote the number of shares of Class A Stock owned by such holder for as many persons as there are directors to be elected by holders of Class A Stock (“Class A Directors”), or (b) cumulate said votes (by multiplying the number of shares of Class A Stock owned by such holder by the number of candidates for election as a Class A Director) and either (i) give one candidate all of the cumulated votes, or (ii) distribute the cumulated votes among such candidates as the holder sees fit.

The holders of our company’s capital stock representing a majority in voting power of the votes entitled to be cast by stockholders entitled to vote at the Annual Meeting, present virtually or represented by proxy, shall constitute a quorum for such meeting in order to transact any business. Where a separate vote by a class is required, a majority of the outstanding shares of such class, present virtually or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Proposals to be Voted Upon and the Board of Directors’ Recommendations

Three proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein:

•
Election of directors (Proposal 1);
•
Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 fiscal year (Proposal 2); and
•
Advisory vote to approve executive compensation (Proposal 3).

The vote required and related matters for each of these proposals is as follows:

Proposal 1: Election of Directors

At the Annual Meeting, the holders of Common Stock voting as a class will be entitled to elect three of the ten directors. The holders of Class A Stock voting as a class will be entitled to elect the remaining seven directors. Directors elected by holders of both Common Stock and Class A Stock are elected by a plurality of the votes cast for each such class.

The Board of Directors recommends a FOR vote for Pamela Forbes Lieberman, Mercedes Romero and Ellen C. Taaffe. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR the election of all director nominees to be elected by holders of Common Stock.

If any Common Stock nominee is unable to act as director because of an unexpected occurrence, the proxy holders for shares of Common Stock may vote the proxies for another person as selected by the Nominating and Governance Committee (“Governance Committee”) or the Board of Directors may reduce the number of directors to be elected, subject to the Restated Certificate and our bylaws (the "Bylaws").

Proposal 2: Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 Fiscal Year

Approval of the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the company’s Independent Registered Public Accounting Firm for the 2026 fiscal year requires the affirmative vote of the holders of shares representing a majority of the votes present or represented by proxy and entitled to vote by the holders of Common Stock and Class A Stock, voting together as one class.

The Board of Directors recommends a FOR vote for the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 fiscal year. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 2.

Proposal 3: Advisory Vote to Approve Executive Compensation

Pursuant to SEC rules, we are providing our stockholders with an advisory, non-binding vote to approve the compensation paid to our named executive officers, as described in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement. Because this vote is non-binding, there is no vote required to formally approve Proposal 3. The holders of Common Stock and Class A Stock will vote together as one class on Proposal 3.

The Board of Directors recommends a FOR vote for the advisory vote to approve executive compensation. If a properly submitted, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted FOR Proposal 3.

Effect of Abstentions

While the Board of Directors recommends that our stockholders vote in accordance with the recommendations set forth above, we also recognize that “abstain” votes are an option for Proposals 2 and 3. Please note, however, that any shares voting “abstain” are treated as shares present or represented and voting. Therefore, an “abstain” vote for Proposal 2 or 3 has the same effect as a vote “against” each respective proposal. For purposes of determining whether a quorum exists, abstentions will be counted as present.

Effect of Broker Non-Votes

Under applicable stock exchange rules, brokers and banks have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine”, such as the vote to ratify the appointment of the Independent Registered Public Accounting Firm (Proposal 2). On “non-routine” matters, such as the election of directors (Proposal 1) and the advisory vote to approve executive compensation (Proposal 3), these brokers and banks do not have discretion to vote uninstructed shares and thus are not entitled to vote on such proposals, resulting in a “broker non-vote” for those shares. Broker non-votes will not be counted for determining whether stockholders have approved Proposals 1 or 3; however, they will be counted as present for purposes of determining whether a quorum exists. We encourage all stockholders that hold shares through a broker or bank to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

Other Proposals

If other matters are properly presented for a vote at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their discretion. We have not received notice of any other matters that may be properly presented for a vote at the Annual Meeting other than the election of Class A Directors by the holders of Class A Stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Ten directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until his or her death, resignation or removal. Three directors are to be elected by the holders of Common Stock voting as a class and the remaining seven directors are to be elected by the holders of Class A Stock voting as a class. While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable or shall fail to serve as a director, the holders of proxies for our Common Stock shall vote such proxies for such other person or persons as shall be determined by the Nominating and Governance Committee or, so long as such action does not conflict with the provisions of our Restated Certificate relating to the proportion of directors to be elected by the holders of Common Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

The Board of Directors recommends that the holders of Common Stock vote “FOR” Pamela Forbes Lieberman, Mercedes Romero and Ellen C. Taaffe.

We believe that each nominee listed below under the “Nominees For Election By the Holders of Common Stock” has the qualifications, skills and experience that are consistent with our requirements for the selection of directors. Below in each nominee’s individual biography we identify and describe the background of each such nominee and other information regarding the qualifications, skills and experience of such nominee. The fact that we do not list a particular qualification, skill or experience for a nominee does not mean that the nominee does not possess that particular qualification, skill or experience.

NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK

The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Common Stock, as reported to us, is set forth below.

Pamela Forbes Lieberman, Director, age 71 – Ms. Forbes Lieberman has served as a director of Standard Motor Products, Inc. since August 2007 where she chairs the Audit Committee and serves on the Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee. Ms. Forbes Lieberman also serves on the Rush University System for Health Board of Directors where she chairs the Audit Committee and serves on the Nominating and Governance Committee. Ms. Forbes Lieberman served, until late 2017, as a director of VWR Corporation and as a director, Board Chair, and Audit Committee Chair of A. M. Castle & Co. In 2006, Ms. Forbes Lieberman served as the interim Chief Operating Officer of Entertainment Resource, Inc. Prior to such time, Ms. Forbes Lieberman served as President and Chief Executive Officer and member of the Board of Directors of TruServ Corporation (now known as True Value Company) and prior to that as TruServ’s Chief Operating Officer and Chief Financial Officer. Prior to joining TruServ, Ms. Forbes Lieberman held Chief Financial Officer positions at ShopTalk Inc., The Martin-Brower Company, LLC, and Fel-Pro, Inc. and served as an automotive industry consultant. Ms. Forbes Lieberman, a Certified Public Accountant, began her career at Price Waterhouse (now known as PricewaterhouseCoopers LLP). Ms. Forbes Lieberman holds an MBA from Kellogg School of Management, Northwestern University, and a BS in Accountancy from the University of Illinois.

Ms. Forbes Lieberman joined our Board of Directors in October 2020 and is a member of our Compensation and Human Resources Committee and Nominating and Governance Committee and is the Chairperson of our Audit Committee.

Key Qualifications and Experience; Rationale for Nomination and Election

•
Accounting and Financial Experience. Ms. Forbes Lieberman has extensive accounting and financial experience, including through her roles as Chief Financial Officer at each of ShopTalk Inc., The Martin-Brower Company, LLC and Fel-Pro, Inc. In addition, Ms. Forbes Lieberman is a Certified Public Accountant and began her career at PricewaterhouseCoopers LLP.
•
Senior Leadership Experience. Ms. Forbes Lieberman has valuable senior leadership experience in the areas of strategy, operations, finance, M&A, information technology, organization culture, crisis management and change management through her roles (among other things) as Chief Financial Officer at Fel-Pro with strategy, M&A and information technology oversight responsibilities, interim Chief Operating Officer of Entertainment Resource, Inc., and President and Chief Executive Officer of True Value Company.
•
Governance and Public Company Experience. Ms. Forbes Lieberman has extensive experience as a director of both private and public companies, including on the Board of Directors of Standard Motor Products, Inc., A.M. Castle & Co., VWR Corporation and True Value Company. Ms. Forbes Lieberman also serves on the National Association of Corporate Directors, Chicago Chapter Board of Directors.
•
Strategic and M&A Experience. Ms. Forbes Lieberman has leadership experience with growth and turnaround of global manufacturing, distribution and retail companies, including through her CFO role at Fel-Pro and her CEO role at True Value Company.
•
Risk Management/Oversight Experience. Ms. Forbes Lieberman has risk management and oversight experience through her management roles and directorships at a number of public and private companies, including at family-controlled companies, and a not for profit academic medical center. She also has risk management and oversight experience, including cybersecurity oversight, through directorships at public and private companies and a not for profit academic medical center, and attendance and participation in cybersecurity focused governance education programs.

Mercedes Romero, Director, age 58 – Ms. Romero successfully led global operations, supply chain and procurement functions at large organizations across multiple industries, including retail, consumer goods, spirits, pharmaceuticals, transportation and food/beverage. Ms. Romero has broad experience in supply chain and procurement transformations, developing and executing business strategy, and implementing transformational programs in complex and diverse environments across the U.S., Canada, Latin America, Europe, Australia and China. In January 2025, Ms. Romero retired as the Chief Procurement Officer at Primo Water Corporation, a $1.8 billion water solutions company, where she led the Global Strategic Procurement function, reporting to the CEO and working closely with the Board of Directors. She has previously led global procurement organizations with multibillion dollar budgets, across enterprise expenses and highly complex supply chains.

Ms. Romero joined our Board of Directors in October 2021 and is a member of our Compensation and Human Resources Committee, and Audit Committee. Ms. Romero is the Chairperson of our Nominating and Governance Committee since October 2024. Ms. Romero became National Association of Corporate Directors ("NACD") Directorship Certified in December 2024.

Key Qualifications and Experience; Rationale for Nomination and Election

•
Senior Leadership Experience. Ms. Romero has deep experience with global operations, supply chains, and procurement through executive roles in the retail, consumer goods, spirits, food and beverage and pharmaceuticals industries, including her service as independent director since October 2022 at Marinemax, Inc. (NYSE: HZO), the world's largest recreational boat and yacht retailer. Ms. Romero has held roles of increased global responsibility including Vice President of Sourcing & Supply Management at Ryder System, Inc., Vice President of Procurement, Americas at Campari Group, Vice President of Global Procurement at Diageo, Vice President of Global Procurement at Starbucks and currently at Primo Water Corporation, where she serves as Chief Procurement Officer leading Primo Water's strategic sourcing global transformation.
•
Supply and Procurement Experience. Ms. Romero has in-depth experience with global supply chains and procurement transformations, developing and executing global business strategies, and developing and implementing transformational programs in complex and diverse environments across the U.S., Canada, Latin America, Europe, Australia and China.
•
Risk Management/Oversight Experience. Ms. Romero has valuable experience in enterprise risk management, leading and managing supply failure risk, commodity fluctuation risk, and environmental risks while guaranteeing product availability at optimal costs as feeder to ERM programs.
•
Strategic Transformations/Change Management Experience. Ms. Romero has held a variety of global roles leading strategy, network transformations, and change management. She is recognized as a change agent since early in her career from Procter and Gamble, Starbucks, Diageo, Campari, as well as Ryder System. Ms. Romero is recognized for her impact in strategy and network optimization across global manufacturing sites.
•
Corporate Responsibility and Sustainability Experience. Ms. Romero has developed expertise in the areas of corporate responsibility globally through her management roles leading sustainability, supplier diversity, supplier failure risk management and related corporate responsibility initiatives at Clorox, Starbucks, Diageo, Primo Water Corporation and the Institute for Supply Management.
•
Public Company, Governance and Cybersecurity. Ms. Romero has governance and cybersecurity experience through her roles as a Primo Water officer, her role as an independent director at Marinemax, Inc., her NACD training in best practices in governance and cybersecurity oversight, her certifications from the Latino Corporate Directors Association (Board Ready and Board Ready Next Institute) and Stanford Directors’ College certification. Ms. Romero is a NACD Certified Board Director.

Ellen C. Taaffe, Director, age 63 – Ms. Taaffe is a senior brand management and strategy executive who has held leadership roles across several industries, including over two decades in consumer-packaged goods. Since 2016, she has been a clinical professor of Management and Organizations at Northwestern University’s Kellogg School of Management, where she teaches leadership courses and coaches MBA and Executive Education students. In addition to her governance and academic work, she is a keynote and TEDx speaker, executive advisor and coach, and award-winning author.

Previously, Ms. Taaffe was President of Ravel, formerly Smith-Dahmer Associates LLC, a research and brand strategy consulting firm, where she served from 2010 to 2015. Prior to that, Ms. Taaffe was Vice President of Brand Marketing and a Corporate Officer of the Whirlpool Corporation from 2007 to 2009. Prior to the Whirlpool Corporation, Ms. Taaffe served as Senior Vice President of Marketing and Corporate Officer of Royal Caribbean Cruises Ltd. from 2005 to 2007. Previously, Ms. Taaffe served as Vice President of Health and Wellness Strategy and Programming at PepsiCo from 2003 to 2005. She was Vice President of Marketing for Frito-Lay’s Convenience Foods Division of PepsiCo, following PepsiCo’s acquisition of the Quaker Oats Company in 2001, where she served as Vice President of Marketing for Snacks and Side Dishes. At Quaker, Ms. Taaffe held numerous positions in Brand Management and Sales Management from 1984 to 2001.

In 2015, Ms. Taaffe was appointed to serve on the Board of Directors of the Hooker Furniture Corporation, where she serves on their Compensation and Human Resources Committee, Audit Committee and Nominating and Corporate Governance Committee, which she chaired from 2016 to 2023. In 2018, Ms. Taaffe joined the Board of Directors of AARP Services Inc., where she is Board Chair, and serves on their Compensation and Talent Management Committee and Nominating and Governance Committee, which she chaired from 2020 to 2024. Ms. Taaffe joined our Board of Directors in January 2011 and is Lead Independent Director of the Board, the Chairperson of our Compensation and Human Resources Committee, a member of our Audit Committee, and a member of our

Nominating and Governance Committee, which she previously chaired. She was named a Board Leadership Fellow by the NACD in 2016 and was recognized as NACD Directorship Certified in 2022 to present.

Key Qualifications and Experience; Rationale for Nomination and Election

•
Senior Leadership Experience. Ms. Taaffe has extensive experience in senior brand management and strategy through her leadership and executive roles across several industries, including consumer packaged goods, travel & hospitality, and home durables. She has held top brand roles at PepsiCo, Quaker Oats Company, Royal Caribbean Cruises and Whirlpool Corporation.
•
Deep Industry Experience. Ms. Taaffe has acquired valuable experience with over two decades in the consumer food and beverage industry including through her roles as Vice President of Marketing for Frito-Lay’s Convenience Foods Division of PepsiCo and Vice President of Marketing for Snacks and Side Dishes at Quaker Oats Company. She also served as Vice President of Health and Wellness Strategy and Programming at PepsiCo.
•
Governance and Public Company Experience. Ms. Taaffe is a NACD Certified Board Director and an NACD Board Leadership Fellow. She serves on the Board of Directors of AARP Services, Inc. and Hooker Furniture Corporation. Ms. Taaffe's governance experience is also based on her role as nominating and governance chair at other public companies.
•
Marketing and Product Development Experience. Ms. Taaffe has held a variety of roles in sales, sales management, marketing and product development, including service in senior marketing roles at Royal Caribbean Cruises Ltd. She has extensive experience in brand and portfolio management, P&L responsibility, marketing communications, new product development and cross-channel trade marketing with multiple leading companies.
•
Leadership Development Experience. Ms. Taaffe has talent development and ESG related expertise through her roles as a clinical professor of leadership and Director of Women’s Leadership Programming in the Management and Organizations Department at Northwestern University’s Kellogg School of Management. She is a regular speaker, writer, panelist and coach in the areas of leadership, management style and organizational culture and change. She was a participant in the inaugural 2021 NACD ESG Continuous Learning Cohort.

NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK

The name of and certain information regarding each nominee for election to our Board of Directors by the holders of Class A Stock, as reported to us, is set forth below.

Jasper B. Sanfilippo, Jr., Chief Operating Officer, President, Secretary and Director, age 57 – Mr. Sanfilippo has been employed by us since 1991. In November 2006, Mr. Sanfilippo was named our Chief Operating Officer and President, and, in May 2007, Mr. Sanfilippo was named our Treasurer and held that position until January 2009. Mr. Sanfilippo was appointed as a member of the Board of Directors in December 2003. Mr. Sanfilippo served as Executive Vice President Operations from 2001 to November 2006, retaining his position as Assistant Secretary, which he assumed in December 1995 until being named Secretary in August 2025. Mr. Sanfilippo served as our Senior Vice President Operations in August 1999 and served as Vice President Operations between December 1995 and August 1999. Prior to that, Mr. Sanfilippo was the General Manager of our Gustine, California facility beginning in October 1995, and from June 1992 to October 1995 he served as Assistant Treasurer and worked in our Financial Relations department. Mr. Sanfilippo’s responsibilities include overseeing Plant Operations, as well as Commodity Procurement and Research and Development functions. Mr. Sanfilippo has previously served on the Board of Directors of the National Pecan Shellers Association, an industry association of which our company is a member. Mr. Sanfilippo is the brother of Jeffrey T. Sanfilippo, an executive officer and director of our company, the brother of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company, the cousin of Michael J. Valentine and James A. Valentine, both directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Senior Leadership Experience. Mr. Sanfilippo has significant senior leadership experience as our Chief Operating Officer.
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Innovation and Production Experience. Mr. Sanfilippo has an extensive background in food production, manufacture and packaging innovation and improving and streamlining our operations.
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Risk Management/Oversight Experience. Mr. Sanfilippo has valuable experience in managing production risk and managing our capital expenditures to benefit the company’s Long-Range Plan.

Jeffrey T. Sanfilippo, Chief Executive Officer and Chairman of the Board of Directors, age 62 – Mr. Sanfilippo has been employed by us since 1991, and on November 6, 2006, Mr. Sanfilippo was named our Chief Executive Officer. Mr. Sanfilippo became a director of our company in August 1999 and was elected as our Chairman of the Board of Directors on October 30, 2008. Mr. Sanfilippo served as our Executive Vice President Sales and Marketing from January 2001 to November 2006. He served as Senior Vice President Sales and Marketing from August 1999 to January 2001 and as Vice President Sales and Marketing from October 1995 to August 1999. Prior to that, Mr. Sanfilippo served as Vice President West Coast Operations and Sales from October 1993 to September 1995 and as General Manager West Coast Operations from September 1991 to September 1993. Mr. Sanfilippo is responsible for overseeing our Sales, Marketing, Food Safety and Human Resource departments. Mr. Sanfilippo is the brother of Jasper B. Sanfilippo, Jr., an executive officer and director of our company, the brother of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company. Mr. Sanfilippo earned his Masters of Business Administration and is an active member of the Chicago chapter of the Young Presidents’ Organization.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Senior Leadership Experience. Mr. Sanfilippo has significant senior leadership experience as our Chief Executive Officer.
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Deep Industry Experience. Mr. Sanfilippo’s tenure at the company provides him with a significant knowledge of the nut and snack industry and an appreciation for our culture and values.
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Strategic Experience. Mr. Sanfilippo has led the development of our Long-Range Plan and has experience in positioning the company for continued growth and innovation.

James J. Sanfilippo, Director, age 63 – Mr. Sanfilippo is the Chief Executive Officer of TruStar Holdings, LLC, and VIST Labs, LLC, developers and suppliers of advanced packaging systems. Mr. Sanfilippo is also a Manager of Sanfilippo Tech, LLC, Sanfilippo Equity Partners, LLC, 140 State Parkway, LLC, and TruStar Holdings, LLC. Through August 2020, Mr. Sanfilippo served as President of the Sonoco Elk Grove, Inc. Division of Sonoco Products Company (“Sonoco”), a publicly traded, diversified global manufacturer of packaging materials. Prior to Sonoco, he served in the role of President and Chief Executive Officer of Clear Lam Packaging, Inc. (“Clear Lam”) from 1999 to July 2017, when Clear Lam was sold to Sonoco. Mr. Sanfilippo became a director of our company in October 2013. Before Clear Lam, Mr. Sanfilippo served as the founder of MAP Systems LLC, a thermoforming packaging business. From 1995 to 1999, Mr. Sanfilippo served as a Vice President and Treasurer of our company where he was responsible for our Illinois operations and contract manufacturing. From 1992 to 1994, Mr. Sanfilippo served as Director of Contract Manufacturing for our company and from 1985 to 1991 served as a Product Manager for our company. Mr. Sanfilippo is the brother of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., both executive officers and directors of our company, the brother of John E. Sanfilippo and Lisa A. Sanfilippo, both directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company. Mr. Sanfilippo has been responsible for a number of patents in the packaging industry.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Innovation and Production Experience. Mr. Sanfilippo has an extensive background in packaging and product innovation through history at the company and multiple packaging companies.
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Senior Leadership Experience. Mr. Sanfilippo has significant senior leadership experience as CEO of TruStar Holdings, LLC and VIST Labs, LLC and former President and CEO of Clear Lam.
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Deep Industry Experience. Mr. Sanfilippo’s tenure at the company provides him with a significant knowledge of the nut and snack industry and an appreciation for our culture and values.

John E. Sanfilippo, Director, age 66 – Mr. Sanfilippo is the President of Engineering at VIST Labs, LLC, a developer and supplier of advanced packaging systems. He became a director of our company in October 2020. Mr. Sanfilippo is also a Manager of Sanfilippo Tech, LLC, Sanfilippo Equity Partners, LLC, 140 State Parkway, LLC, and TruStar Holdings, LLC. Through August 2020, Mr. Sanfilippo served as Vice President of Engineering of the Sonoco Elk Grove, Inc. Division of Sonoco Products Company (“Sonoco”), a publicly traded, diversified global manufacturer of packaging materials. Prior to Sonoco, Mr. Sanfilippo served as Group President of Corporate Engineering at Clear Lam Packaging, Inc. (“Clear Lam”) from 2005 to July 2017, when Clear Lam was sold to Sonoco. Before Clear Lam, Mr. Sanfilippo served as an executive with MAP Systems and Jescorp, both packaging companies. From 1975 to 1999, Mr. Sanfilippo served in varying engineering roles and manager of engineering projects for our company, including as a plant engineer. Mr. Sanfilippo is the brother of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., both executive officers and directors of our company, the brother of James J. Sanfilippo and Lisa A. Sanfilippo, both directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Supply and Procurement Experience. Mr. Sanfilippo’s experience in the packaging industry has allowed him to provide oversight on a variety of supply and logistics risks.
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Innovation and Production Experience. Mr. Sanfilippo has an extensive background in engineering and packaging innovation and bringing new products to market in a variety of industries, including the food industry.
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Risk Management/Oversight Experience. Mr. Sanfilippo has valuable experience in overseeing product risk and managing product issues through the procurement and packaging of various food products.

Lisa A. Sanfilippo, Director, age 61 – Ms. Sanfilippo is a former Co-Director of The Global Society for Female Entrepreneurs in Beverly Hills, California and former founder and Co-Owner of Acceptance Recovery Center in Scottsdale, Arizona. She became a director for our company in April 2021. Previously, Ms. Sanfilippo served as Director of Business Development & Innovation Trends at the company from 2011 to 2017. Before that, Ms. Sanfilippo served in several other roles at the company, including Senior Business Manager in charge of Alternative Channels from 2009 to 2011, Director of Customer Service from 2007 to 2009, and Senior Business Manager for Industrial Sales from 1991 to 2007. Ms. Sanfilippo is the sister of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr., both executive officers and directors of our company, the sister of James J. Sanfilippo and John E. Sanfilippo, both directors of our company, and the cousin of Michael J. Valentine and James A. Valentine, both directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Marketing and Product Development Experience. Ms. Sanfilippo has significant experience in developing products and overseeing innovation trends in the snack industry.
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Deep Industry Experience. Ms. Sanfilippo’s long tenure at the company provided her with a deep knowledge of the nut and snack industry and an appreciation for our culture and values.
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Strategic Experience. Ms. Sanfilippo has experience in expanding into alternative channels and formulating strategic initiatives to support our Long-Range Plan through her experience at The Global Society for Female Entrepreneurs and at the company.

James A. Valentine, Senior Technical Advisor, Director, age 61 — Mr. Valentine has been employed by the company since 1986 and (most recently) in August 2021 was named the company’s Senior Technical Advisor. He became a director of our company in October 2021. He served as the company’s Senior Technical Officer from January 2018 until August 2021 and Chief Information Officer from November 2006 to January 2018. He served as the company’s Executive Vice President, Information Technology, from August 2001 to November 2006. Mr. Valentine served as Senior Vice President, Information Technology, from January 2000 to August 2001, and as Vice President of Management Information Systems from January 1995 to January 2000. Mr. Valentine is responsible for providing guidance to management regarding the strategic direction of the company’s information technology functions that support our corporate strategy. Mr. Valentine is the brother of Michael J. Valentine, a director of our company, and the cousin of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company, and a cousin of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Cybersecurity and IT Experience. Mr. Valentine has extensive cybersecurity and IT experience through his role as former Chief Information Officer of the company and his knowledge of developing cybersecurity and IT trends.
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Deep Industry Experience. Mr. Valentine has a wealth of experience through working at the company over multiple decades.
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Senior Leadership Experience. Mr. Valentine has significant senior leadership experience as our former Chief Information Officer.

Michael J. Valentine, Director, age 66 – Mr. Valentine was employed by us from 1987 until he retired in January 2023. Mr. Valentine served as Chief Financial Officer from January 2001 to August 2021 and has served as Group President from November 2006 to January 2023. In January 2001 Mr. Valentine was named Executive Vice President Finance, Chief Financial Officer and Secretary. He served as Secretary until August 2022. Mr. Valentine was elected as a director of our company in April 1997. Mr. Valentine served as our Senior Vice President and Secretary from August 1999 to January 2001. He served as Vice President and Secretary from December 1995 to August 1999. He served as our Assistant Secretary and General Manager of External Operations from June 1987 and 1990, respectively, to December 1995. Mr. Valentine has previously served on the Board of Directors of the Peanut and Tree Nut Processors Association and the Board of Directors of the American Peanut Council, respectively, both of which are nut industry associations of which our company is a member. Mr. Valentine is the brother of James A. Valentine, a director of our company, the cousin of Jasper B. Sanfilippo, Jr. and Jeffrey T. Sanfilippo, both of whom are executive officers and directors of our company and the cousin of James J. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo, all directors of our company.

Key Qualifications and Experience; Rationale for Nomination and Election by Holders of Class A Stock

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Accounting and Financial Experience. Mr. Valentine has extensive financial and accounting experience through his role as former Chief Financial Officer of the company.
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Deep Industry Experience. Mr. Valentine has a wealth of experience through working at the company over multiple decades and in the nut industry from his service on the board of directors of two industry associations related to our core business.
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Senior Leadership Experience. Mr. Valentine has significant senior leadership experience as our former Chief Financial Officer and former Group President.

CORPORATE GOVERNANCE

Fiscal Year 2025 and 2026 Governance Changes

The Board of Directors and its committees (driven by Ms. Forbes Lieberman, Ms. Taaffe and Ms. Romero) have recently implemented a significant number of governance changes, which are designed to improve (among other things) the oversight of the company and communications with our stockholders, including the changes identified below. The changes implemented during fiscal year 2025 and into fiscal year 2026 were a continuation of the governance changes adopted by the Board of Directors and its committees during the fiscal year 2022 and illustrate our commitment to both good governance and improvement on existing high governance standards.

✓	Conducted robust stockholder outreach program, regularly discussing key governance and strategy matters with a significant percentage of our stockholders
✓	Re-appointed Ellen Taaffe to serve as lead independent director for an additional two-year term
✓	Enhanced corporate responsibility policies, including Code of Conduct, Director’s Code of Conduct and Corporate Governance Guidelines, and oversaw strategy governing artificial intelligence

✓	Rotated committee leadership with Mercedes Romero chairing the Nominating and Governance Committee
✓	Increased staffing for corporate responsibility team

Controlled Company Status and Independence of the Board of Directors

We are a family-controlled company with independent directors performing key oversight roles. As set forth below under “Beneficial ownership,” the Sanfilippo Group owns shares entitled to cast 50.5% of the votes on matters submitted to stockholders generally (other than the election of directors which are elected as described above) and Michael J. Valentine is the only member of the Valentine Group and owns shares (individually and as trustee of certain trusts) entitled to cast 23.8% of the votes on matters submitted to stockholders generally (other than the election of directors which are elected as described above).

On account of (a) the Sanfilippo Group and Valentine Group share ownership and (b) the oral understanding between the members of the Sanfilippo Group and the Valentine Group not to cumulate their votes for the election of Class A Directors and to vote in a reciprocal manner for each other’s nominees, under Nasdaq Listing Rule 5615(c)(1), we qualify as a “controlled company.” Pursuant to the Nasdaq Listing Rules, we are not required to have

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a majority of independent directors on our Board of Directors,
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a nominations committee comprised solely of independent directors or
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a compensation committee comprised solely of independent directors.

Notwithstanding these requirements, the Sanfilippo Group and Valentine Group believe strongly in good corporate governance and related practices and procedures. As a result, the Board of Directors has determined that the best interests of our company and its stockholders are served by independent oversight of our audit, nominating and compensation functions, and that our key committees should be comprised only of independent directors.

Board of Directors—Leadership Structure and Chairman/CEO Roles and Lead Independent Director

The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board of Directors (“Chairman”) and the Chief Executive Officer in any way that is in the best interests of our company and stockholders. The Board of Directors believes that the decision as to who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, should be assessed periodically by the Board of Directors, and that the Board of Directors should not be constrained by a rigid policy mandating that such positions be separate. The Board of Directors has determined that, in light of (among other things) the current size of our company and its family-controlled status, the most efficient leadership structure is to combine the roles of Chairman and Chief Executive Officer and have Jeffrey T. Sanfilippo serve as such. Combining the roles of Chairman and Chief Executive Officer helps the Board of Directors make efficient decisions, allows our company to tap fully Mr. Sanfilippo’s extensive knowledge of our industry and company and enables him to exercise effectively his proven leadership skills.

Furthermore, we believe that the combined office of the Chairman and the Chief Executive Officer puts an individual in the best position to focus the attention of the Board on the issues of greatest importance to the company and its stockholders, including issues related to strategy (including implementation of a comprehensive long-range plan (our “Long-Range Plan”) and risk management.

We have adopted Governance Guidelines that provide for the position of a Lead Independent Director. In particular, if the Board elects a Chairperson who is not independent under the rules of the principal stock exchange on which our Common Stock is listed for trading, the position of Lead Independent Director will be established. The Lead Independent Director will be independent under the rules of the principal stock exchange on which our Common Stock is listed for trading and elected by a vote of the directors of the Board who have been elected by holders of our Common Stock. As a guideline, the Lead Independent Director is anticipated to serve in that capacity for a two-year term, which term can be extended or reduced (or an individual serving in such capacity removed) based on the vote of such Common Stock elected directors of the Board. The Lead Independent Director (i) has the authority to call meetings of such independent directors of the Board and chairs all such meetings (other than with respect to any meeting or executive session held by any committee of the Board), (ii) serves as the primary liaison between the Chairman and such independent directors regarding matters specific to the operation, functions and duties of the Board, (iii) coordinates and communicates with the Chairman in respect of the development of agendas for meetings of the Board and (iv) is available for consultations and communications with major stockholders and other third parties, as requested by management or otherwise appropriate.

In October 2024, the Common Stock Directors elected Ms. Taaffe as Lead Independent Director for another two-year term.

In furtherance of good governance practices, we emphasize that the Audit, Nominating and Governance and Compensation and Human Resources Committees are comprised exclusively of independent Common Stock Directors and each committee chairperson performs certain and significant lead director-type functions. Such independent directors, through their committee meetings, hold regular executive sessions without the attendance of management at which discussions are facilitated by the chairperson of the respective committee regarding its work and responsibilities.

Board of Directors - Evaluation and Assessment

Our Board of Directors routinely evaluates and assesses individual directors to ensure that the composition of our Board of Directors remains a strategic fit in assisting the company achieve its Long-Range Plan. The Nominating and Governance Committee evaluates relations between the Board of Directors and management and the functions of each committee and Board of Directors more generally. Additionally, the Board utilized a skills matrix to assess the background, skill set, and experiences of each director. Our Board of Directors is highly skilled and diversified and offers unique perspectives from their varying experiences, as is reflected in the engaging conversations during each and every Board of Directors and committee meeting.

	Common Stock Directors			Class A Directors
Experience / Qualifications	Pamela Forbes Lieberman	Mercedes Romero	Ellen C. Taaffe	James J. Sanfilippo	Jasper B. Sanfilippo Jr.	Jeffrey T. Sanfilippo	John E. Sanfilippo	Lisa A. Sanfilippo	James A. Valentine	Michael J. Valentine
Industry (Consumer Packaged Goods) Experience	X	X	X	X	X	X	X	X	X	X
Executive (C-Suite) and other Leadership and Strategy Experience	X	X	X	X	X	X	X	X	X	X
Operations, Manufacturing and Supply Chain Experience	X	X		X	X	X	X			X
Sales and Marketing Experience			X			X		X
Financial, Audit and/or Accounting Experience	X									X
IT and Cybersecurity Oversight Experience	X	X							X
Innovation and New Product Development Experience	X	X	X	X	X	X	X	X
Public Company Experience, Governance Experience	X	X	X			X				X
Risk Management Experience	X	X	X	X	X	X	X		X	X
Corporate Responsibility Related Experience	X	X	X			X		X
M&A Experience, including Integration	X	X	X	X	X	X			X	X

Board of Directors—Director Succession Planning

The Nominating and Governance Committee has discussions, from time to time, regarding director tenure, director succession planning and the overall skills possessed by each member of the Board of Directors to help ensure that the Board of Directors possesses the necessary perspectives to oversee management and effectively monitor our operations. The Nominating and Governance Committee has reviewed director tenure and refreshment best practices in light of the composition of the Board of Directors and considered strategies to maintain a qualified, diverse and experienced Board of Directors. In selecting a nominee for the Board, the Nominating and Governance Committee may receive suggestions from its extensive network, including, but not limited to, the current and former executive officers and directors of the company. Additionally, from time to time, the Nominating and Governance Committee may engage a third party (for a fee) to assist in identifying and selecting potential director candidates.

Board of Directors—Role in Risk Oversight—Structure and Programs

Throughout the year, risk management is an integral part of the deliberations of the Board of Directors and its committees. Importantly, the Board of Directors reviews and periodically receives updates on and helps formulate our Long-Range Plan, taking into account, among other considerations, our risk profile and potential exposures. In addition, the Board of Directors receives regular reports from management regarding specific risks that the Board of Directors or management has identified as important for Board review and input, including (but not limited to) cybersecurity or information security risks, environmental risks, social and corporate responsibility risks, governance risks, employee safety risks, and food safety and quality risks. The Board risk oversight function is also implemented through Board committees. Although the Board of Directors, as a whole, has the ultimate responsibility for risk oversight, its committees also help oversee our risk profile and exposures relating to matters within the scope of their authority, and each committee reports to the Board of Directors about their deliberations and findings.

Specifically, the Compensation and Human Resources Committee reviews risks associated with our compensation programs, to ensure that incentive compensation programs do not encourage inappropriate risk-taking by management or employees. The Compensation and Human Resources Committee determined in fiscal 2025 that our compensation programs do not encourage inappropriate risk-taking, and our compensation programs would be unlikely to have a material adverse effect upon the company. In addition to reviewing compensation program risks, our Compensation and Human Resources Committee reviews risks related to our talent and human capital and other employee programs. The Nominating and Governance Committee considers risks related to our corporate governance, including certain corporate responsibility initiatives and considerations that impact the environment and our stockholders. The Audit Committee considers risks relating to our accounting and finance functions, internal controls, related party transactions, cybersecurity and information security, artificial intelligence, pledging of Class A Stock by stockholders, and disclosure and financial reporting.

With respect to cybersecurity risks, the Board has increased its oversight of cybersecurity matters through the ongoing service of Mr. James A. Valentine, who has specific and extensive experience in cybersecurity and IT security matters as noted in his “Key Qualifications and Experience” above. In addition to Mr. Valentine, Ms. Forbes Lieberman has significant cybersecurity oversight experience.

Our company has a Risk Assessment Committee which is composed entirely of members of company management. The Risk Assessment Committee is chaired by Kelly A. Day, Senior Director of Administration, and consisting of Shaun A. Crandall, Senior Director of Information Technology Infrastructure and Cybersecurity, Neeraj Sharma, Sr. Vice President of Operations, Michael J. Finn, Vice President and Corporate Controller, Michael D. Campagna, Vice President of Food Safety, Quality and Regulatory Compliance, Walter S. Kowal, Senior Director of Internal Audit and Resource Conservation, Kimberly A. Calderone, Senior Director of Procurement, Julia A. Pronitcheva, Senior Vice President of Human Resources and Gina M. Lakatos, former Vice President, General Counsel and Secretary through August 2025. The purpose of the Risk Assessment Committee is to aid further the Board of Directors and its committees in reviewing the risks which face our company, including risks related to compensation policies and practices, food safety and quality, cybersecurity and information technology, employee safety, corporate responsibility risks and security and general enterprise and business risks. The Risk Assessment Committee meets quarterly and a member of the Risk Assessment Committee delivers a written and oral report to the Board of Directors about their findings and general discussions.

With respect to supply chain, raw material and other procurement risks, our members of management provide regular updates to the Board of Directors. With regard to food safety and quality risks, our Vice President of Food Safety, Quality and Regulatory Compliance, regularly reports directly to the Board of Directors and also through the Risk Assessment Committee process. With regard to cybersecurity risks, our Senior Director of Information Technology Infrastructure and Cybersecurity reports at each Risk Assessment Committee meeting. Furthermore, both our Vice President of Information Technology and Cybersecurity, and our Senior Director of Information Technology Infrastructure and Cybersecurity will report quarterly to the Audit Committee and at least annually to the Board of Directors. During the 2025 fiscal year, members of management assessed and discussed risks regarding artificial intelligence at Audit Committee meetings.

Board of Directors—Role in Risk Oversight—Pledging Matters

The Board of Directors believes that ownership of Common Stock and Class A Stock by directors and executive officers of the company promotes alignment of interest with stockholders and is an important element of a strong corporate governance program. The Board of Directors recognizes that pledging by directors and executive officers of their directly owned stock as collateral for indebtedness or for certain other purposes creates the risk of a sale or transfer to a third party that may occur at a time when the director or executive officer is aware of material nonpublic information, is not authorized to trade or any resulting transfer or sale could cause adverse consequences to the company or cause a change in control of the company.

Consequently, the Board of Directors adopted an Anti-Pledging Policy (the “Anti-Pledging Policy”) applicable to directors and executive officers with respect to directly owned shares of Common Stock and Class A Stock of the company, which policy was effective upon adoption in January 2022. In particular, pursuant to the Anti-Pledging Policy, directors and executive officers of the company cannot pledge, hypothecate, loan or otherwise encumber shares of stock that such director or executive officer directly owns as collateral to secure indebtedness or for a margin loan of any kind, including placing shares in a margin account. Such restrictions apply to shares of stock that a director or executive officer directly owns and is titled in his or her name on the books and records of the company, including with respect to the books and records of any transfer agent of the company, and shares granted by the company as part of the compensation awarded to a director or executive officer. The Anti-Pledging Policy does not apply to stockholders who are not directors or executive officers, including trustees of any trusts holding stock of the company.

Each director and executive officer of the company is expected to periodically (and upon request) certify compliance with the Anti-Pledging Policy. The Audit Committee reviews compliance with the Anti-Pledging Policy and pledging related matters on a quarterly basis. In addition, as noted below under “Corporate Governance—Board Meetings and Committees—Audit Committee,” the Audit Committee regularly receives and considers information regarding any pledging matters and evaluates any risk related to such pledges. As of the date of this proxy statement, no director or executive officer of the company has directly pledged shares of stock of the company.

In addition, representatives of the stockholder trusts holding pledged Class A Stock have informed the Audit Committee of the following, which representatives of such trusts believe mitigate the overall risk regarding such pledging arrangements:

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the stockholder trusts are bona fide estate planning vehicles used by the Sanfilippo family to manage their estate planning process and objectives;
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the trust that has pledged the largest number of shares of Class A Stock holds additional assets in the trust in addition to the Class A Stock;
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the indebtedness (net of liquid assets) associated with the trust that has pledged the largest number of shares of Class A Stock is modest compared to the total assets in the trust;
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certain of the stockholder trusts of the Sanfilippo Group hold significant, additional liquid assets beyond the Class A Stock; and
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any liquid assets contained in the various stockholder trusts of the Sanfilippo Group would be used first to satisfy any requirement for additional collateral or required payments for indebtedness, reducing the risk of foreclosure on any shares of Class A Stock.

As of the date of this proxy statement, no pledge has been foreclosed upon or right to so foreclose arisen. A copy of the Anti-Pledging Policy is posted on the website of the company under the “Corporate Governance” section at https://jbssinc.com/investors/corporate-governance. The Anti-Pledging Policy complements the Anti-Hedging Policy and Stock Ownership Guidelines of the company.

Board of Directors—Role in Environmental, Social and Risk Oversight

The Company's mission is clear: we're nuts about creating real food that brings joy, nourishes people, and protects the planet. Our Board of Directors and its committees review and periodically receive updates regarding the responsible practices, initiatives and considerations at the company that impact the environment, the company's employees, and company's risk profile, providing input, and ensuring they align with our business strategy and stakeholder expectations. In fiscal year 2025, the company's corporate responsibility committee (consisting of a cross-functional group of company management) continued to improve the oversight and execution of these initiatives, including consulting with industry experts to advise the company on policies and programs to support our initiatives. Such initiatives include the following:

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Preserving our Environment: Through a deliberate strategy, we have built a generally vertically integrated nut processing operation which presents a great opportunity to make responsible choices that align with our commitment to being environmentally conscious. In fiscal 2025, we continued to follow our commitments established in our environmental policy by:
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conducting external assessment of power usage in our facilities and using those assessments to develop initiatives to reduce the environmental impact of our operations;
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re-assessing our carbon footprint baseline with an external firm, giving us a more accurate insight into our carbon emissions;
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increased utilization of rail transport to reduce carbon emissions;
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maintaining our partnership with the Roundtable on Sustainable Palm Oil to do our part in transforming the industry by utilizing responsibly sourced palm oil;
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established waste baseline to begin annual improvements;
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continuing our membership with the Sustainable Packaging Coalition to assist us in identifying ways to reduce our dependency on plastics and develop sustainable packaging solutions;
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improving recycling rates at our Elgin and Lakeville production facilities to approximately 80% and 90% in our Gustine, Selma, and Bainbridge shelling operations;
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expanding the use of recyclable monomaterial films and post-consumer recycled (PCR) packaging to reduce our reliance on plastics; and
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coordinate customer transitions into recyclable packaging

In addition to the environmental initiatives noted above, our cash bonus programs including the SVA bonus program described in the Compensation Discussion and Analysis section of this Proxy Statement and our TTP bonus program for employees in our facilities help promote the reduction of waste and production efficiencies within our operations, helping reduce certain environmental impacts.

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Social Activities: We have a long history of focusing on helping the communities that we serve, promoting sustainable solutions in our global supply chain, upholding human rights, and ensuring our employees have a safe and caring environment to work in. During fiscal 2025, we continued to create numerous opportunities to impact our stakeholders including:
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the promotion of our Employee Resource Groups. The various employee groups came together in 70 different events to provide support, education and resources to improve communication between diverse groups and co-workers;
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providing leadership training in all facilities to encourage respectful and inclusive workplaces;
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continuing to improve food safety and product quality. We renewed our Safe Quality Food (SQF) certification;
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continuing to mandate strict compliance with food safety standards and other government regulations designed to protect against potential consumer injuries related to food consumption;
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routinely assessing our quality processes for ensuring food safety, which includes visual detection, screening, metal detectors, and other electronic monitors at various stages of operations;
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maintaining a robust environmental pathogen program;
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annually testing for many types of pesticides, heavy metals, and mycotoxins found in our ingredients at the beginning of the crop year; and;
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requiring our supply chain to comply with our Supplier Code of Conduct, Human Rights Policy, and Supplier and Co-Manufacturing Quality Expectations Manual to promote fair labor practices for all individuals and prohibit trafficking related activities, child labor, and any forms of corruption and bribery;
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enhancing machine guarding on our manufacturing lines to increase employee safety;
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promoting sustainable supply chain practices by partnering with our cashew growers in Ghana to provide training on good agricultural practices as well as training on how to utilize bee hives in orchards to boost cashew nut yields and provide the growers with additional revenue streams;
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sponsoring the Peru Junglekeepers to support their mission of protecting the Peruvian Amazon from further deforestation;
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contributing 1% of our Orchard Valley Harvest sales to fight hunger in our communities;

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donating overstock inventory to local food banks for distribution in communities where we operate;
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supporting employees to volunteer their time in their local communities. These individuals dedicated over one thousand one hundred hours of their time to help out at various charitable organizations.

We share our progress regularly with our employees and encourage involvement in all areas of corporate responsibility. Together, these actions show how we nourish people, bring joy to communities, and protect the planet through responsible activities.

For additional information about our corporate responsibility initiatives, please see https://jbssinc.com/our-responsibilities/.

Stockholder Engagement

Stockholder engagement is essential to remaining a trusted partner to our shareholders. Through consistent, year round communications, which is management led and overseen by our Board and Nominating and Governance Committee, we remain connected to the interests and concerns of our stockholders. This outreach targets institutional investors, proxy advisory firms, environmental advisory firms, and governance industry experts. Whether by hosting investor meetings in our plants to showcase our operations or connecting with our stockholders quarterly by telephone or in-person at scheduled conferences, these encounters lead to unique opportunities to solicit and incorporate stockholder feedback on our performance and growth strategy, capital allocation, corporate responsibility policies, annual meeting voting, compensation design and other emerging topics of interest. During the 2025 fiscal year, we conducted approximately 9 investor meetings and roadshows. In addition, members of our senior management met with a cross section of our institutional investors holding approximately 40% of our outstanding shares of Common Stock to discuss such topics of interest.

Board Meetings and Committees

Board of Directors

It is expected that each member of the Board of Directors will be available to attend all regularly scheduled meetings and all regularly scheduled meetings of the committees on which a director serves, as well as our annual meeting of stockholders, after taking into consideration the director’s other business and professional commitments. Each director is expected to make his or her best effort to attend all special meetings of the Board of Directors and of the committees on which a director serves.

Our Board of Directors held seven meetings during fiscal 2025. Each director attended at least 85% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which they served, during the period for which they served. All directors attended the 2024 annual meeting of stockholders which was held virtually on October 30, 2024. The Audit Committee, the Compensation and Human Resources Committee and the Nominating and Governance Committee are each subject to a charter which governs their respective activities. These committee charters are available on our website at www.jbssinc.com.

Determination of Director Independence

During fiscal 2025, the Board determined that each of Ms. Forbes Lieberman, Ms. Romero and Ms. Taaffe each qualify as:

•
an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Listing Rules;
•
“independent” for purposes of Section 10A and Rule 10A-3 of the Exchange Act;
•
independent under Rule 10C-1 of the Exchange Act; and
•
a “non-employee director” under Rule 16b-3 of the Exchange Act.

Overview of Our Committees

Compensation and Human Resources Committee

Members (all independent directors)	Number of Meetings	7

• Ms. Taaffe (Chairperson) • Ms. Forbes Lieberman • Ms. Romero

Key Functions/Duties

•
Reviews and approves the compensation (salaries, equity grants, incentive compensation) of executive officers.
•
Recommends to the Board of Directors the compensation of non-management directors.
•
Reviews and approves the employment-related compensation paid to related parties.
•
Reviews and provides oversight of human capital and talent development functions, including employee compensation, culture, turnover, retention, organizational reputation with employees, employee engagement and well-being, training, leadership development, recruiting, diversity and inclusion and labor relations.
•
Provides oversight of certain human capital related human rights matters.

Nominating and Governance Committee

Members (all independent directors)	Number of Meetings	5

• Ms. Romero (Chairperson) • Ms. Taaffe • Ms. Forbes Lieberman

Key Functions/Duties

•
Recommends to the Board of Directors the nominees for election to the Board of Directors by the holders of our Common Stock.
•
Reviews and makes recommendations on matters related to the practices, policies and procedures of the Board of Directors and the committees of the Board of Directors.
•
Performs leading role in shaping our overall system of corporate governance.
•
Oversees certain governance-related corporate responsibility and environmental matters.
•
Assesses the size, structure and composition of the Board of Directors and committees of the Board of Directors, including director qualifications, director tenure and director succession planning, and helps coordinate the performance evaluation of the Board of Directors and the committees of the Board of Directors.

Audit Committee

Members (all independent directors)	Number of Meetings	5

• Ms. Forbes Lieberman (Chairperson) • Ms. Romero • Ms. Taaffe	Audit Committee Financial Expert	Ms. Forbes Lieberman

Key Functions/Duties

•
Provides oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance.
•
Reviews our audited financial statements with management and the Independent Registered Public Accounting Firm, recommends whether such audited financial statements should be included in our Annual Report on Form 10-K and prepares a report to stockholders to be included in this Proxy Statement.
•
Reviews certain related party transactions as more specifically described under “Review of Related Party Transactions”.
•
Provides oversight of Anti-Pledging Policy.
•
Provides oversight of cybersecurity, artificial intelligence, information security and data protection and compliance.

•
Has the sole authority to:
•
retain and terminate the independent registered public accounting firm that audits our annual consolidated financial statements (the “Independent Registered Public Accounting Firm”) and
•
evaluate the independence of the auditors.

Compensation and Human Resources Committee Interlocks and Insider Participation

During fiscal 2025, Ms. Forbes Lieberman, Ms. Romero and Ms. Taaffe served as the sole members of the Compensation and Human Resources Committee. None of these individuals (a) were, during the fiscal year, an officer or employee of the company, (b) were formerly an officer of the company or (c) had any related party transactions with the company. No executive officer of our company served on the board of directors or the Compensation and Human Resources Committee of another company which had any of its officers or directors serving on our Compensation and Human Resources Committee or on our Board of Directors at any time during fiscal 2025.

Director Nominations

Director Qualifications

While there is no single set of characteristics required to be possessed by a member of the Board of Directors, the Governance Committee will consider whether to nominate a director candidate for election by the holders of our Common Stock based on a variety of criteria as set forth in our Corporate Governance Guidelines. Under exceptional and limited circumstances, the Governance Committee may approve the candidacy of a candidate notwithstanding the foregoing criteria if the Governance Committee believes the service of such a nominee is in our best interests and those of the holders of our Common Stock.

In selecting candidates, the Nominating and Governance Committee and the Board of Directors take diversity into account, seeking to ensure a representation of varied perspectives and experience, although neither the Nominating and Governance Committee nor the Board of Directors has prescribed specific standards for diversity or adopted a specific diversity policy.

However, the Nominating and Governance Committee considers certain items to be minimum requirements for nomination. Those requirements are: (a) a commitment to the duties and responsibilities of a director; (b) the ability to contribute meaningfully to the Board of Directors’ supervisory management of the company and its officers; and (c) an outstanding record of integrity in prior professional activities.

In addition, the Nominating and Governance Committee ensures that:

•
at least three of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the principal stock market on which our common shares are listed for trading;
•
all members of the Audit Committee satisfy the financial literacy requirements required under the rules of the principal stock market on which our common shares are listed for trading;
•
at least one of the Audit Committee members qualifies as an audit committee financial expert under the rules of the Commission; and
•
at least one of the independent directors has experience as a senior executive at a public company or a large private company.

In selecting a nominee or nominees for our Board of Directors, the Nominating and Governance Committee may receive suggestions from many different groups including, but not limited to, the company’s current and former executive officers and directors, and such suggestions may or may not be in response to a request from the Nominating and Governance Committee. As described below, the Nominating and Governance Committee will also consider nominations from holders of Common Stock. From time to time, the Nominating and Governance Committee may engage a third party for a fee to assist it in identifying potential director candidates.

After identifying a potential director nominee for election by the holders of our Common Stock and deciding to pursue further the potential nominee, the Nominating and Governance Committee will then evaluate the potential nominee by using information collected from a variety of sources. Those sources include, but are not limited to, publicly available information, information provided by knowledgeable members of the company and information provided by the potential candidate. The Nominating and Governance Committee may contact the potential nominee to determine his or her interest and willingness to serve as a director and may conduct one or more in-person or telephonic interviews with the potential candidate. The Nominating and Governance Committee may contact references of the potential candidate or other members of the professional community who may have relevant knowledge of the potential candidate’s qualifications and successes. The Nominating and Governance Committee may compare the potential candidate’s information to all such information collected for other potential candidates.

Class A Director Nominations

The Class A Directors listed in Proposal 1 were nominated by holders of Class A Stock in accordance with our Restated Certificate and our Bylaws. In accordance with their commitment to good governance, holders of Class A Stock have consulted with the Nominating and Governance Committee on matters such as director succession planning and the process for nominating the Class A Directors. In doing so, the holders of Class A Stock consider the characteristics of such individuals with the criteria listed in “Director Qualifications” above and evaluate their specific skills among a number of factors the holders of Class A Stock consider important. As part of these discussions, the holders of Class A Stock determined to nominate the slate of Class A Directors as set forth under Proposal 1. The Nominating and Governance Committee and holders of Class A Stock intend to continue these consultations regarding Class A director nominations on an ongoing basis.

Nominations of Directors by Stockholders

The Nominating and Governance Committee does not solicit, but will consider, nominees for director submitted by holders of our Common Stock. The Nominating and Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it uses for all other candidates it nominates under the Nominating and Governance Committee charter, although the number of shares held by the proposing stockholder and the length of time such shares have been held may be considered by the Nominating and Governance Committee.

Stockholders wishing to have the Nominating and Governance Committee consider a director nominee may do so by sending notice of the nominee’s name, biographical information and qualifications to:

Nominating and Governance Committee

c/o Corporate Secretary

John B. Sanfilippo & Son, Inc.

1703 N. Randall Road, Elgin, Illinois 60123-7820

Under our Bylaws and applicable law, all director nominations submitted by our holders of Common Stock must provide (a) all information relating to the nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or as is otherwise required, pursuant to and in accordance with Regulation 14A under the Exchange Act and (b) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected. In addition, such notice of a nominee, that is submitted by the holders of Common Stock and the beneficial owner, if any, on whose behalf the nomination or proposal is made, shall include, among other matters, (a) the name and address of such stockholder, as they appear on our company’s books, and of such beneficial owner, (b) the class and number of shares of stock of our company which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of the stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the nominee, and (d) a representation of whether the stockholder or the beneficial owner, if any, intends to or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of our company’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of the nominee’s election. Our company may require any such proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of our company and such other information as contained in our Bylaws.

Please see “Stockholder Proposals for the 2026 Annual Meeting” below for the notice deadlines for director nominations to be considered for inclusion in our company’s proxy materials and director nominations to be presented at the 2026 annual meeting (but not to be included in our company’s proxy materials) by holders of Common Stock.

PROPOSAL 2: RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR

The Audit Committee has appointed PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the 2026 fiscal year, and to render other professional services as required, in accordance with our pre-approval policies and procedures described below. The Audit Committee and the Board of Directors, as a matter of company policy, are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification.

If the stockholders do not vote on an advisory basis in favor of the appointment of PricewaterhouseCoopers LLP as our company’s Independent Registered Public Accounting Firm, the Audit Committee will reconsider whether to engage PricewaterhouseCoopers LLP but may ultimately determine to engage PricewaterhouseCoopers LLP or another audit firm without re-submitting the matter to stockholders. Even if the stockholders vote in favor of the selection of PricewaterhouseCoopers LLP, the Audit Committee may, in its sole discretion, terminate the engagement of PricewaterhouseCoopers LLP and direct the appointment of another Independent Registered Public Accounting Firm at any time during the year.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Aggregate fees billed by our Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2025	2024
Audit Fees(1)	$1,260,000	$1,370,000
Audit Related Fees(2)	—	7,500
All Other Fees(3)	2,000	2,000
Total(4)	$1,262,000	$1,379,500

(1)
Comprised of services for the audit of our annual financial statements, the audit of our internal control over financial reporting, reviewing of our quarterly financial statements, consents and reviewing documents to be filed with the SEC.
(2)
Comprised of services related to the consent issued in connection with a registration statement.
(3)
Comprised of the licensing of automated disclosure checklist for both fiscal 2025 and fiscal 2024.
(4)
The actual amount paid by us is different than the total amount as stated here due to the variations in the timing of the billing cycles between our company and PricewaterhouseCoopers LLP.

Reports on our Independent Registered Public Accounting Firm’s projects and services are presented to the Audit Committee on a regular basis. The Audit Committee is solely responsible for the engagement of our Independent Registered Public Accounting Firm. The Audit Committee has established pre-approval policies and procedures in order for our Independent Registered Public Accounting Firm to perform all audit services and permitted non-audit services. These pre-approval policies and procedures allow for pre-approval of certain designated services, depending on the type of service. All services not subject to general pre-approval must be specifically pre-approved by the Audit Committee. Under the pre-approval policies and procedures, the Audit Committee may delegate pre-approval responsibilities to its chairperson or any other member or members. All of the fees described above were approved by the Audit Committee pursuant to our pre-approval policies and procedures.

The Board of Directors recommends a vote “FOR” ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s Independent Registered Public Accounting Firm for fiscal 2025, the company’s audited financial statements as of and for the year ended June 26, 2025. Management is responsible for the company’s financial reporting process, including maintaining a system of internal controls, and is responsible for preparing the consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). PricewaterhouseCoopers LLP is responsible for auditing those financial statements and for giving an opinion regarding the conformity of the financial statements with GAAP. Additionally, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management, the company’s internal auditors and PricewaterhouseCoopers LLP, management’s report on the operating effectiveness of internal control over financial reporting, including PricewaterhouseCoopers LLP’s related report.

The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed under Public Company Accounting Oversight Board standards. In addition, the Audit Committee has received and reviewed the written disclosures and letter from PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. Also, the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP, including whether PricewaterhouseCoopers LLP’s independence is compatible with PricewaterhouseCoopers LLP providing non-audit services to the company. Based on the foregoing discussions and reviews, the Audit Committee is satisfied with the independence of PricewaterhouseCoopers LLP.

In reliance on the reviews and discussions described above and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended June 26, 2025, for filing with the Commission.

Respectfully submitted by all of the members of the Audit Committee of the Board of Directors.

Pamela Forbes Lieberman, Chairperson

Mercedes Romero

Ellen C. Taaffe

The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are providing our stockholders with an advisory, non-binding vote to approve the compensation paid to our named executive officers, as we have described it in the Compensation Discussion and Analysis and Summary Compensation Table of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation and Human Resources Committee oversees our executive compensation program. The Compensation and Human Resources Committee reviews the executive compensation program and approves the awards of executive compensation to be paid as appropriate to reflect our performance and to promote the main objectives of the program. These objectives include helping us attract, motivate, reward and retain superior leaders who are capable of creating sustained value for our stockholders and promoting a performance-based culture that is intended to align the interests of our executives with those of our stockholders.

Highlights of our program include:

•
Our “pay for performance” orientation. As set forth more fully in the Compensation Discussion and Analysis and related Summary Compensation Table, the company did not achieve a threshold level of financial performance and therefore annual incentive compensation was not awarded to our named executive officers for fiscal 2025;
•
Awarding restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”) to encourage our executives to remain with the company long-term and to align their interests with the interests of our stockholders;
•
Total direct compensation opportunities at target for Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. (collectively, the “Family Management Team”) and other executive officers are targeted above the 50th percentile of our peers to align with our performance expectations;
•
Our named executive officers do not have employment agreements; and
•
Our named executive officers are subject to claw back arrangements requiring the executives to forfeit outstanding cash bonus awards or requiring the executives to repay previously awarded cash bonuses if the executive engages in certain misconduct or if there is a restatement, subject to certain conditions.

Last year, approximately 98.5% of votes cast in our Say on Pay vote supported the resolution.

We are asking our stockholders to indicate their continued support for the compensation paid to our named executive officers by casting a FOR vote on this proposal. We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately in light of our goals and business and is adequately working to ensure that executives’ interests are aligned with our stockholders’ interests to support long-term value creation.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item or the policies generally regarding executive compensation, but rather the overall compensation paid to our named executive officers.

While this vote is advisory and not binding on our company, the Board of Directors and the Compensation and Human Resources Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions. For information on how our Compensation and Human Resources Committee considered the 2024 advisory vote on executive compensation, see “Response to the 2024 Advisory Vote on Executive Compensation” as set forth below. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Stockholder Communications with Directors” as set forth in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the advisory vote to approve executive compensation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

Our non-employee director compensation program is designed to be competitive with our peer companies and to align the interests of our non-employee directors with the long-term interests of our stockholders. Our director compensation program is reviewed annually by the Compensation and Human Resources Committee using external data derived from (among other things) a review of our peer company practices as conducted by the independent compensation consultant to such committee. Our directors are compensated for their services with respect to each Board Year. We define “Board Year” for director compensation purposes as the time between annual stockholder meetings.

The Compensation and Human Resources Committee last reviewed our non-employee director compensation program in October 2024 and based on such review by the Compensation and Human Resources Committee, including input from our independent compensation consultant, the annual equity grant to our non-employee directors (an “Outside Director”) was increased by $10,000 to $104,000.

In addition to such annual equity grant of $104,000, current compensation for our Outside Directors consists of the following cash components:

•
Annual Board cash retainer of $79,000;
•
Annual cash retainers for the Audit Committee Chairperson and Compensation and Human Resources Committee Chairperson of $20,000;
•
Annual cash retainer for the Nominating and Governance Committee Chairperson of $15,000;
•
Annual cash retainer for each member of each committee of the Board (other than the chairperson) of $9,000; and
•
Annual cash retainer for the Lead Independent Director of the Board of $25,000.

Each Outside Director is eligible to participate in (and receive equity-based director compensation under) the Omnibus Plan. On October 29, 2024, the Compensation and Human Resources Committee approved a grant of $104,000 in RSUs to each of our seven Outside Directors, with a grant date of November 20, 2024. These RSUs are scheduled to vest on October 29, 2025, and once vested, they can be paid to the director in an equal number of shares of Common Stock upon vesting or become payable in an equal number of shares of Common Stock after the director ceases being a member of the Board of Directors.

Directors are also reimbursed for their reasonable expenses incurred in attending such meetings. Directors who are current employees of our company receive no additional compensation for their services as directors.

Director Compensation for Fiscal Year 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Pamela Forbes Lieberman(2)	120,000	100,933	220,933
Mercedes Romero(3)	109,000	100,933	209,933
James J. Sanfilippo(4)	79,000	100,933	179,933
John E. Sanfilippo(5)	79,000	100,933	179,933
Lisa A. Sanfilippo(6)	79,000	100,933	179,933
Ellen C. Taaffe(7)	137,000	100,933	237,933
Michael J. Valentine(8)	79,000	100,933	179,933
	$682,000	$706,531	$1,388,531

(1)
As noted above, the Compensation and Human Resources Committee approved a grant of $104,000 of RSUs for each Outside Director. Based on the closing price ($82.04) of our Common Stock on the date of grant (November 20, 2024), each Outside Director was awarded 1,268 RSUs. Pursuant to applicable SEC reporting rules, we have reported the 1,268 RSUs at the grant date fair value under FASB ASC Topic 718, which may differ from the methodology we use to determine the value the of RSUs to award each Outside Director.
(2)
The “Fees Earned or Paid in Cash” column for Ms. Pamela Forbes Lieberman consists of annual retainer fees of $79,000, committee chairperson fees of $27,500, and committee member fees of $13,500. As of June 26, 2025, Ms. Pamela Forbes Lieberman had 1,268 RSUs outstanding, all of which were granted for fiscal 2025 service.
(3)
The “Fees Earned or Paid in Cash” column for Ms. Mercedes Romero consists of annual retainer fees of $79,000, committee chairperson fees of $7,500, and committee member fees of $22,500. As of June 26, 2025, Ms. Mercedes Romero had 1,268 RSUs outstanding, all of which were granted for fiscal 2025 service.
(4)
The “Fees Earned or Paid in Cash” column for Mr. James J. Sanfilippo consists of annual retainer fees of $79,000. As of June 26, 2025, Mr. James J. Sanfilippo had 1,268 RSUs outstanding, all of which were granted for fiscal 2025 service.
(5)
The “Fees Earned or Paid in Cash” column for Mr. John E. Sanfilippo consists of annual retainer fees of $79,000. As of June 26, 2025, Mr. John E. Sanfilippo had 1,268 RSUs outstanding, all of which were granted for fiscal 2025 service.
(6)
The “Fees Earned or Paid in Cash” column for Ms. Lisa A. Sanfilippo consists of annual retainer fees of $79,000. As of June 26, 2025, Ms. Lisa A. Sanfilippo had 1,268 RSUs outstanding, all of which were granted for fiscal 2025 service.
(7)
The “Fees Earned or Paid in Cash” column for Ms. Ellen C. Taaffe consists of annual retainer fees of $79,000, committee chairperson fees of $20,000, committee member fees of $18,000, and lead independent director fees of $20,000. As of June 26, 2025, Ms. Ellen C. Taaffe had 10,317 RSUs outstanding, including the 1,268 RSUs granted for fiscal 2025 service and 9,049 RSUs that are vested but deferred.
(8)
The “Fees Earned or Paid in Cash” column for Mr. Michael J. Valentine consists of annual retainer fees of $79,000. As of June 26, 2025, Mr. Michael J. Valentine had 1,268 RSUs outstanding, all of which were granted for fiscal 2025 service.

Compensation Discussion and Analysis

The following is a discussion and analysis of the compensation paid to the following persons (collectively, the “named executive officers”) during the 2025 fiscal year:

•
Jeffrey T. Sanfilippo, our Chief Executive Officer and Chairman,
•
Frank S. Pellegrino, our Chief Financial Officer, Executive Vice President, Finance and Administration and Treasurer,
•
Jasper B. Sanfilippo, Jr., our Chief Operating Officer, President and Secretary,
•
Julia A. Pronitcheva, our Senior Vice President, Human Resources, and
•
Gina M. Lakatos, our former Vice President, General Counsel and Secretary.

Ms. Lakatos separated from the company during the first quarter of our fiscal year 2026, on August 7, 2025, due to the role of General Counsel being eliminated.

Executive Summary

Our company’s fiscal 2025 financial results reflected a challenging and constantly evolving operating environment. Yet we continued to execute on our Long-Range Plan and continue to make significant investments in our manufacturing capabilities and infrastructure, laying the foundation for future profitable growth. Fiscal 2025 net sales increased to $1.1 billion, surpassing the $1 billion mark for two years in a row. Our net income in fiscal 2025 was $58.9 million, which was a 2.2% decrease from fiscal 2024, driven primarily by a decrease in gross profit margin. Gross profit margin was impacted by increased commodity acquisition costs for substantially all tree nuts except pecans, competitive pricing pressures and strategic pricing decisions, partially offset by a 3.4% increase in sales volume and improved profitability on bars due to manufacturing efficiencies. As a result, our earnings per diluted share decreased by 2.3% to $5.03 in fiscal 2025 from $5.15 for fiscal 2024. Our financial performance during fiscal 2025 also allowed us to continue to return capital to our stockholders. We paid dividends of $24.4 million in fiscal 2025 and a special cash dividend of $0.60 per share and a regular cash dividend of $0.90 per share to our stockholders during the first quarter of fiscal 2026.

Our compensation programs are designed to reward our executive officers for our company’s performance, and in particular the economic value added to our business. In fiscal 2025, we continued to utilize a number of compensation measures to reinforce the link between our company’s performance and the pay of our executive officers. Due to our operating performance in fiscal 2025, the company did not achieve the threshold target set by the Compensation Committee under the company’s Sanfilippo Value Added Plan, or “SVA Plan” and the executive officers did not earn cash incentive compensation for fiscal 2025. In addition, we continued our practice of evaluating our executive officers’ individual performance when setting their salaries and considered our overall performance and the current holdings of equity by certain named executive officers in awarding equity. In addition, we incorporated the use of PSUs in our equity program, in addition to RSUs, to help drive performance and promote retention.

We believe that our stockholders support the design and implementation of our pay for performance compensation programs. For fiscal 2024, approximately 98.5% of votes cast in our advisory vote to approve executive compensation supported the compensation paid to our named executive officers.

The Role of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee of the Board of Directors administers our company’s executive compensation program. In that regard, the responsibilities of the Compensation and Human Resources Committee, among others, are as follows:

•
Oversee the establishment of annual, long-term and other goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers;
•
Evaluate the performance of the Chief Executive Officer and other executive officers;
•
Review and approve the form and amount of compensation for the Chief Executive Officer and other executive officers;
•
Review, from time to time, market comparisons of the compensation of the Chief Executive Officer and other executive officers;
•
Review and recommend to the Board of Directors for approval retirement, health, welfare and other benefit plans, policies and arrangements for the employees of our company;
•
Review and approve any employment agreements, retirement agreements, severance and separation agreements, or similar agreements, plans or policies, covering the executive officers of the company;

•
Review and recommend to the Board of Directors for approval all equity-related, incentive and other performance-related compensation plans;
•
Evaluate the risk and reward with respect to incentive compensation arrangements.
•
Review updates and reports from company management on human resources matters, including with respect to employee compensation, culture, turnover, retention, organizational reputation with employees, employee engagement, training, leadership development, recruitment, diversity and inclusion, labor relations and employee health and safety concerns and practices; and
•
Administer any clawback or compensation recovery policies of the company, including any policies required by Nasdaq rules, in accordance with the terms of such plans and applicable SEC and Nasdaq rules.

The Role of Management

With respect to all areas of compensation, the Compensation and Human Resources Committee regularly communicates with management. For example, the Compensation and Human Resources Committee invites certain members of our senior management team to be present for a portion of every Compensation and Human Resources Committee meeting. This allows the Compensation and Human Resources Committee to solicit management’s input regarding various compensation matters, such as management’s views regarding the company’s performance, salary decisions, performance of the executive officers of the company, form and amount of equity compensation, and the components of the SVA Plan. The Compensation and Human Resources Committee meets in executive session without management to deliberate and decide on certain compensation matters as it sees fit. The Compensation and Human Resources Committee also regularly receives and considers information related to the overall compensation of our hourly and other employees.

The Role of the Independent Consultant

In fiscal 2025, the Compensation and Human Resources Committee utilized Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to provide guidance regarding the compensation of our executive officers (including our named executive officers) and our Outside Directors. Pearl Meyer provided no other services to our company in fiscal year 2025 other than those directly related to compensation strategy. The Compensation and Human Resources Committee determined that the work of Pearl Meyer did not raise any conflict of interest issues.

Our Compensation Philosophy

Our company’s compensation philosophy is designed to align executive compensation with our company’s objectives, management initiatives and business financial performance. In making decisions with respect to executive compensation, the Board of Directors and the Compensation and Human Resources Committee apply the following key principles. Total compensation should:

•
Be comparable to or exceed that of our peers in order to attract and retain key executives who are critical to our success;
•
Reward executives for long-term strategic management and the creation of stockholder value;
•
Support a performance-oriented environment that rewards company and individual achievement; and
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Balance the costs and benefits associated with both (a) short-term and long-term compensation and (b) cash and non-cash compensation, to achieve continuous improvement in financial performance and enhance employee retention and recruiting.

Overview of Fiscal 2025 Executive Compensation Program

Our total compensation program for the named executive officers and other executive officers in fiscal 2025 consisted of both cash compensation and equity-based compensation in the form of RSUs and PSUs. Each executive officer’s annual cash compensation is comprised of a base salary and an opportunity to earn an annual incentive award under the SVA Plan. The SVA Plan rewards participants for year-over-year improvement in our net operating profit, as adjusted, after tax minus a capital charge. In addition, to be competitive in the marketplace we offer standard benefits available to all salaried employees, provide life insurance for all named executive officers, the ability to defer compensation under a Non-Qualified Deferred Compensation Plan (“NQDC”), and provide for participation in our Supplemental Retirement Plan (“SERP”) for certain named executive officers.

Operating Principles. The Compensation and Human Resources Committee broadly considered the factors more specifically set forth below when setting compensation for our named executive officers in fiscal 2025.

Management Philosophy. The Family Management Team's philosophy is that the familial relationship between the Family Management Team members lends itself naturally to a collaborative approach to management. The Compensation and Human Resources Committee supports the Family Management Team’s approach to managing our company. Accordingly, at the Family Management Team’s request, the Compensation and Human Resources Committee generally determined that the primary elements of compensation for Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. should be equal for fiscal 2025. The Compensation and Human Resources Committee considers from time to time whether the compensation of each member of the Family Management Team should be equal and the benefits and challenges associated with this compensation philosophy.

Industry Comparison Group. When setting compensation for the named executive officers for fiscal 2025, the Compensation and Human Resources Committee compared elements of compensation (base salary, incentive compensation and equity grants) against the compensation reported for the named executive officers of a select group of companies engaged in the food and beverage business, which are generally similar in size to our company (the “Industry Comparison Group”), as a reference in setting overall compensation competitiveness. For fiscal 2025, the Industry Comparison Group was comprised of 16 publicly traded companies with annual revenues between approximately $342 million and $2.0 billion. The Compensation and Human Resources Committee’s independent consultant developed the Industry Comparison Group, which was approved by the Compensation and Human Resources Committee. For fiscal 2025, the Industry Comparison Group consisted of the following companies:

BellRing Brands, Inc.	National Beverage Corp.
B&G Foods, Inc.	Seneca Foods Corporation
The Boston Beer Company, Inc.	The Simply Good Foods Company
Calavo Growers, Inc.	Sovos Brands, Inc.
Farmer Bros. Co.	SunOpta, Inc
The Hain Celestial Group, Inc.	Tootsie Roll Industries, Inc.
J & J Snack Foods Corp.	Utz Brands, Inc.
Lancaster Colony Corporation	Whole Earth Brands, Inc.

In addition to the Industry Comparison Group, the independent consultant also provided additional information from certain broad-based compensation surveys to facilitate comparison and provide additional data points. This survey data served to supplement the Industry Comparison Group.

In setting compensation, the Compensation and Human Resources Committee recognized that, among other things, the roles of the named executive officers in the Industry Comparison Group may not fully align with the roles and responsibilities of our named executive officers due to our collaborative approach to management, the tenure of our named executive officers and our unique business needs. As a result, the Compensation and Human Resources Committee took a holistic review of compensation and did not mechanically attempt to benchmark the compensation of our Family Management Team or the other named executive officers.

Individual Performance. Notwithstanding the Family Management Team’s collaborative approach to management, the Compensation and Human Resources Committee considered the individual performance of each member of the Family Management Team, as well as the other executive officers, when it set and awarded compensation for fiscal 2025.

For fiscal 2025, Pearl Meyer reviewed the various components of compensation for our named executive officers, as well as the proposed changes in such compensation, and advised the Compensation and Human Resources Committee regarding how the changes compared to the Industry Comparison Group as well as the broader market.

When determining pay levels for the Family Management Team, the Compensation and Human Resources Committee examines the competitive market data and individual performance of the two Family Management Team officers and deliberates in executive session without any members of management present. The Compensation and Human Resources Committee specifically reviews and considers the significant equity holdings of the Sanfilippo Group in making compensation decisions for the Family Management Team, including the pay mix between cash and equity compensation. When determining pay levels for the other executive officers that are not members of the Family Management Team, the Compensation and Human Resources Committee considers competitive external market data, individual performance and the recommendations from the Family Management Team and other members of management.

Direct Compensation

Base Salary

The Compensation and Human Resources Committee approves the level of base salary for named executive officers, including the Chief Executive Officer, and the other executive officers. When determining the base salaries of our named executive officers and executive officers for fiscal 2025, the Compensation and Human Resources Committee considered the following factors:

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The Family Management Team’s collaborative approach to management;
•
The Compensation and Human Resources Committee’s historical practices, including the salaries paid to our named executive officers and executive officers during the immediately preceding fiscal year;
•
The salaries paid to the named executive officers of the companies in the Industry Comparison Group and other compensation survey data;
•
The individual performance, roles and responsibilities and experience and tenure of our named executive officers and executive officers;
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The input and recommendations from the Family Management Team and other members of management regarding the performance, functions and responsibilities of other executive officers; and
•
The input from the Compensation and Human Resources Committee’s independent consultant, including information regarding general executive salary trends and survey information.

In connection with setting the base salaries for fiscal 2025, the Compensation and Human Resources Committee, with the input from the Family Management Team and other members of management, reviewed the individual performance and roles and responsibilities of our company’s management. The reviews consisted of the Compensation and Human Resources Committee members’ observations of the Chief Executive Officer and other executive officers’ performance throughout the fiscal year and specifically with respect to each individual officer’s (a) roles and functions, and the fulfillment thereof and (b) positive contribution to our overall performance. The Compensation and Human Resources Committee also considered its desire to set the Family Management Team’s direct compensation above the 50th percentile of the Industry Comparison Group, provided such adjustments were supported by the overall long-term performance of our company and the individual performance and responsibilities of each member of the Family Management Team.

Based upon all of the foregoing factors, our Compensation and Human Resources Committee approved a 9.9% increase in the salaries paid to Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. for fiscal 2025. The uniform increase to the base salary of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. were approved in part because of the Family Management Team’s collaborative approach to management outlined above and the Compensation and Human Resources Committee’s desire to orient the base salaries of the Family Management Team above the 50th percentile of the Industry Comparison Group for fiscal 2025. The Compensation and Human Resources Committee also considered the sustained positive financial and operating performance of our company in approving the salary increases for other Executive Officers, which included the increases for Frank S. Pellegrino of 8%, Julia A. Pronitcheva of 6%, and Gina M. Lakatos of 4.5%.

After taking these increases into account, base salaries for the Family Management Team were, in the aggregate, slightly above the 75th percentile for the Industry Comparison Group. Frank S. Pellegrino’s base salary was slightly below the 50th percentile of such survey group, and Julia A. Pronitcheva’s and Gina M. Lakatos' base salaries were slightly below the 50th percentile of such survey group.

Annual Incentive Compensation—Sanfilippo Value-Added Plan

As described in greater detail below, the general structure of the SVA Plan results in a cash payment to each participant calculated as follows:

Participant’s Salary	X	Participant’s Target Salary Percentage	X	SVA Improvement Multiple	=	SVA Payment Declared

The SVA Plan rewards plan participants with cash incentive compensation for year-over-year improvement in economic profit. Economic profit is our net operating profit adjusted for share based compensation, net rental and miscellaneous expense, after taxes minus a charge for capital. The charge for capital is determined by multiplying the weighted average cost of capital (9%) by the invested capital in the business(adjusted net working capital plus net property, plant, and equipment and goodwill), excluding any excess cash and cash equivalents in excess of $2 million (such year-over-year improvement hereinafter referred to as “SVA”), as illustrated below:

SVA	=	Net operating profit after taxes (NOPAT)	minus	9% Capital Charge

Overall SVA improvement occurs when the net operating profit, as adjusted, after taxes less the capital charge increases on a year-over-year basis. Actual incentive compensation will be determined by comparing the actual SVA improvement amount relative to SVA improvement goals set for the fiscal year. To better align goals and incentive awards between all participants, the SVA Plan does not contain an individual performance component.

The Compensation and Human Resources Committee believes that using year-over-year SVA improvement in the SVA Plan motivates the plan participants to improve our company’s financial performance and more effectively manage its working and fixed capital by encouraging the productive use of capital resources relative to their cost. For example, the Compensation and Human Resources Committee, from time to time, receives information from the Family Management Team on the impact of certain business decisions on SVA performance and how the Family Management Team uses SVA in business planning. The Compensation and Human Resources Committee also believes that continuous SVA improvement correlates with stockholder returns over time. In addition, our company management has solicited feedback from significant stockholders and such stockholders have supported our use of the SVA Plan. For fiscal 2025, the SVA Plan participants included approximately 300 employees. Almost all of our salaried and many hourly employees participate in the SVA Plan, and management thus believes the SVA Plan helps to broadly align incentive compensation with our company’s performance.

SVA Targets and Payments

The Compensation and Human Resources Committee, with the assistance of Pearl Meyer, its independent consultant, and the Family Management Team and Frank S. Pellegrino, established the SVA improvement goals for fiscal 2025. The Compensation and Human Resources Committee set three parameters for the SVA payout: the Threshold, or Minimum goal of SVA improvement, the Target goal and the Maximum goal.

•
Achieving at or below the Threshold, or Minimum goal of SVA improvement, would result in a 0% payout, or no payout of the participant’s target award.
•
Achieving the Target goal of SVA improvement would result in a 100% payout, or a 1x multiplier of the participant’s target award.
•
Achieving at or above the Maximum goal of SVA improvement would result in a 200% payout, or a 2x multiplier of the participant’s target award.

In order to achieve a payout under the SVA Plan, SVA improvement must exceed the Threshold, or Minimum goal of SVA improvement. SVA improvement amounts that fall in between the Threshold, Target, and Maximum goals are interpolated between each respective amount. For example, an SVA improvement level which was exactly in between the Target and Maximum goals would result in a 150% payout, or 1.5x multiplier of the participant’s target award. Each participant receives the same SVA improvement multiplier. The SVA Improvement Multiple cannot exceed the Maximum, or 2x multiplier, even if SVA improvement exceeds the Maximum goal. Because of the structure of the SVA Plan, the previous year’s performance impacts the target-setting process and ultimately the SVA improvement for the next fiscal year.

The goals for SVA improvement and actual fiscal 2025 results are shown below:

Fiscal 2025 SVA Improvement Goals, Results, and Payouts
Threshold/Minimum Goal	$(2,150,000)	0%, or 0x multiplier
Target Goal	$1,250,000	100%, or 1x multiplier
Maximum Goal	$4,650,000	200%, or 2x multiplier
Fiscal 2025 Result	$(9,633,000)	0%, or 0x multiplier
Fiscal 2025 SVA Payout = 0% or 0x of the participant’s target award

SVA performance failed to achieve the threshold performance level due to, among other things, lower gross profit and gross profit margin as a result of increased commodity costs. Because 2025 SVA performance failed to achieve the threshold performance level, the named executive officers did not receive a cash bonus under the SVA Plan for fiscal 2025.

Long-Term Incentives—Equity Awards Under the Omnibus Plan

All equity awards have been granted pursuant to the Omnibus Plan. This plan was restated in 2023 and was previously referred to as the 2014 Omnibus Plan.

As described under “Security Ownership of Certain Beneficial Owners and Management”, the Family Management Team, and the “group” to which they belong, have a large ownership interest in our company. The Compensation and Human Resources Committee recognizes that the Sanfilippo Group's large equity holdings in our company have resulted in the alignment of the Family Management Team’s interests with those of our stockholders. As a result, the Compensation and Human Resources Committee’s philosophy with respect to both the total amount of equity granted and equity as a compensation component has historically been more conservative as compared to our peers in the Industry Comparison Group. Thus, grants of equity awards to the Family Management Team were below the 50th percentile of the Industry Comparison Group in fiscal 2025. Grants of equity awards to Frank S. Pellegrino were slightly below the 25th percentile of the market benchmarks in fiscal 2025. Grants of equity awards to Julia A. Pronitcheva and Gina M. Lakatos were slightly above the 25th percentile of the market benchmarks in fiscal 2025. In granting the number of RSUs and PSUs, the Compensation and Human Resources Committee also considered the terms of the Omnibus Plan and the Board of Directors’ equity grant cap policy for the 2025 fiscal year. This policy limited the number of awards to 20,000 for any one individual and 250,000 in the aggregate to all individuals for the 2025 fiscal year.

Beginning in fiscal 2024, the Compensation and Human Resources Committee, with the input of management and the independent consultant, incorporated PSUs into the company’s equity plan to drive long-term performance and focus company management on achieving performance goals in addition to SVA. The Compensation and Human Resources Committee allocated 20% of each executive officer’s total equity award to PSUs. The Compensation and Human Resources Committee selected one performance metric for the fiscal 2025 PSU award. The performance metric is total Company pounds sold in fiscal 2027. The targets approved by the Compensation and Human Resources Committee were considered challenging and aligned with the company’s strategic plan.

In deciding the amount of RSUs and PSUs to grant in fiscal 2025, the Compensation and Human Resources Committee considered the responsibilities of each executive officer and our financial and operating performance in the prior fiscal year. In addition, for fiscal 2025, the Compensation and Human Resources Committee specifically considered the company’s conservative use of equity compensation and the Family Management Team’s current pay positioning relative to the Industry Comparison Group. As part of these considerations, the Compensation and Human Resources Committee granted the fiscal 2025 stock awards.

Fiscal 2025 Stock Awards Granted November 20, 2024
Participant	# of RSUs Granted	# of PSUs Granted	RSU Market Value	PSU Market Value	Total Grant Value
Jeffrey T. Sanfilippo	9,751	2,438	$800,000	$200,000	$1,000,000
Jasper B. Sanfilippo, Jr.	9,751	2,438	$800,000	$200,000	$1,000,000
Frank S. Pellegrino	4,388	1,097	$360,000	$90,000	$450,000
Julia A. Pronitcheva	1,560	390	$128,000	$32,000	$160,000
Gina M. Lakatos	1,073	268	$88,000	$22,000	$110,000

The Compensation and Human Resources Committee typically approves the equity awards to be granted for any given fiscal year at the Compensation and Human Resources Committee meeting held at or around the time of the annual meeting of stockholders. Annual equity award grant dates are typically set on the 10th business day after the grant approval date, unless the Compensation Committee selects a shorter period of time for administrative reasons. For the fiscal 2025 RSU award grant, the Compensation and Human Resources Committee approved the grant on November 15, 2024, with a grant date of November 20, 2024. Pursuant to applicable SEC reporting rules, we have reported in the Summary Compensation Table and Grants of Plan-Based Awards Table below the applicable number of RSUs and PSUs granted to each named executive officer at the grant date fair value under FASB ASC Topic 718, which may differ from the methodology we use to determine the value of RSUs and PSUs we award each named executive officer. Pursuant to the company’s Equity Award Policy, it is (and has been) the policy of our company that no equity award will be backdated and no employee or director shall manipulate the timing of the public release of material non-public information with the intent of benefiting a grantee under an equity award. In addition, it is not the practice of the company to grant equity awards immediately prior to the public release of material non-public information.

Stock Ownership Guidelines and Anti-Hedging Policy

Generally, members of our Family Management Team, executive officers and Outside Directors must hold the following number of shares of our Common Stock, Class A Stock or outstanding RSUs and PSUs (“Eligible Shares”) before any shares of Common Stock can be sold:

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Family Management Team and Chief Financial Officer: the lesser of 20,000 Eligible Shares or Eligible Shares with a fair market value equal to five times the executive’s annual base salary.
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Other Executive Officers: the lesser of 10,500 Eligible Shares or Eligible Shares with a fair market value equal to two times the executive’s annual base salary.
•
Outside Directors: the lesser of 10,500 Eligible Shares or Eligible Shares with a fair market value equal to four times the director’s annual cash retainer.

In addition to the company’s Stock Ownership Guidelines, our company has implemented an Anti-Hedging Policy which prohibits our executive officers and directors from engaging in certain hedging transactions with respect to our Common Stock or Class A Stock. In accordance with its regular review of equity ownership by executive officers and directors, the Compensation and Human Resources Committee determined that all executive officers and directors have met or are on track to meet stock ownership requirements by their respective dates in accordance with the company’s Stock Ownership Guidelines.

All Other Compensation

In addition to the direct compensation described above, our company offers certain other benefits to our executive officers, including the named executive officers, which consist of life insurance, company-sponsored retirement plans and limited perquisites.

Life Insurance We provide our named executive officers with life insurance.

Company-Sponsored Retirement Plans Our company offers retirement plans for eligible employees, as follows:

401(k) Plan. The company’s 401(k) Plan is a tax-qualified defined-contribution retirement plan. All non-union employees who are 21 years of age or older, including the named executive officers, are automatically enrolled in the plan and eligible to participate and receive a company match in our 401(k) Plan. For fiscal 2025, all participants in our 401(k) Plan may receive company matching contributions of 100% of the employee’s contribution up to 3% of an employee’s salary and 50% of the next 2% of an employee’s salary; however, the match may not exceed 4% of an employee’s total earned salary. Our company contributed $68,633 as matching funds under the 401(k) Plan for fiscal 2025 for the named executive officers as a group, which are set forth in more detail in the “All Other Compensation for Fiscal Year 2025” table below.

SERP. On August 2, 2007 the former Compensation, Nominating and Governance Committee (“CNG Committee”) approved a restated SERP for certain named executive officers and key employees of our company (the “SERP Participants”) and their beneficiaries, if applicable. The restated SERP changed the plan adopted on August 25, 2005 to, among other things, clarify certain actuarial provisions and incorporate new Internal Revenue Service requirements. The current SERP Participants are Mathias A. Valentine (as a former employee, deceased August 2025), Michael J. Valentine (as a former employee), the members of the Family Management Team and James A. Valentine, Senior Technical Advisor and Director. The purpose of the SERP is to provide unfunded, non-qualified deferred compensation benefits to participants upon retirement, disability or death. The Compensation and Human Resources Committee believes that the SERP is a useful tool in motivating employees that are key to our company’s success and helps to ensure that the benefits provided by our company are competitive with the market. The current plan participants were chosen by our CNG Committee (prior to the creation of a separate Compensation and Human Resources Committee) based upon numerous factors, including the participant’s seniority, role within our company, and demonstrated commitment and dedication to our company. Current participants are eligible to receive monthly benefits from the SERP after separating from service with our company, provided such participant’s employment is not terminated for “cause” (as defined in the SERP). For more information about the SERP please see “Company-Sponsored Retirement Plans” below.

Non-Qualified Deferred Compensation Plan. We offer a NQDC Plan to provide executives with the opportunity to accumulate assets for retirement on a tax-deferred basis. Participants in the NQDC Plan can defer up to 80% of their base salary and up to 100% of performance-based compensation. The compensation deferred under the NQDC Plan is credited with earnings and losses as determined by the rate of return of reference investments selected by the participants. Participants are fully vested in their respective deferrals and earnings. We may also make discretionary contributions, which vest three years from the crediting date, at full vesting age, or other events as defined and described in the NQDC Plan. We invest in corporate owned life insurance contracts on the lives of designated individuals that are held in a Rabbi Trust (“Trust”) to fund the NQDC Plan obligations. The Trust is the owner and beneficiary of such insurance contracts. Our promise to pay amounts deferred under the NQDC Plan is an unsecured obligation. Participant’s benefits can be paid out as a lump sum or in annual installments over a term of up to 10 years.

Perquisites Our company provides a minimal amount of perquisites to the named executive officers, including members of the Family Management Team. The perquisites provided in fiscal 2025 were personal use of company vehicles or a direct car allowance. We have provided additional information on perquisites in the table entitled “All Other Compensation for Fiscal Year 2025.”

Response to the 2024 Advisory Vote on Executive Compensation

In 2024, the stockholders of our company had the opportunity, pursuant to SEC regulations, to have an advisory vote to approve the compensation paid to the named executive officers. The results of the vote were as follows:

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33,246,429 votes were “For” the compensation paid to our named executive officers;
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505,419 votes were “Against” the compensation paid to our named executive officers; and
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10,204 votes abstained.

Based on the above results, approximately 98.5% of votes cast at the 2024 annual meeting of stockholders supported the compensation paid to our named executive officers. The Compensation and Human Resources Committee considered these results in light of our company’s corporate structure and determined that no significant changes were required to our company’s compensation program as a result of the vote.

Policy With Respect to Qualifying Compensation for Tax Deductibility and Accounting Matters

Under Section 162(m) of the Internal Revenue Code (the “Code”), compensation paid to our named executive officers in excess of $1.0 million for any year is generally not tax deductible even if performance-based. The Compensation and Human Resources Committee intends to continue to use selected performance-based metrics in our compensation programs because it believes that it aligns the interests of our stockholders with the interests of our named executive officers.

The Compensation and Human Resources Committee reviews projections of the estimated accounting (pro forma expense) and tax impacts of all material elements of the executive compensation program. Generally, the accounting expenses are accrued over the requisite service period of the particular pay element (generally equal to the performance period) and our company realizes a tax deduction upon the payment to or realization by the executive. We account for our equity awards under FASB ASC Topic 718.

Compensation of Executive Officers

Summary Compensation Table

The Summary Compensation Table provides the total compensation for the last three completed fiscal years for each of our company’s named executive officers.

Summary Compensation Table for Fiscal Year 2025

Name and Principal Position(*)	Year	Salary	Bonus(1)	Stock Awards(2)	Non- Equity Incentive Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other(5)	Total(6)
Jeffrey T. Sanfilippo	2025	$932,041	$—	$942,550	$—	$1,989,971	$20,566	$3,885,128
Chief Executive Officer	2024	$849,999	$—	$824,239	$1,949,249	$1,664,783	$21,641	$5,309,911
	2023	$790,846	$—	$537,150	$1,167,139	$317,658	$19,008	$2,831,801

Jasper B. Sanfilippo, Jr.	2025	$932,041	$—	$878,583	$—	$1,239,367	$31,241	$3,081,232
Chief Operating Officer	2024	$849,999	$—	$775,707	$1,949,249	$965,380	$31,041	$4,571,376
	2023	$790,846	$—	$518,038	$1,167,139	$93,921	$30,379	$2,600,323

Frank S. Pellegrino	2025	$581,893	$—	$395,359	$—	$—	$33,956	$1,011,208
Chief Financial Officer	2024	$530,938	$—	$310,300	$1,054,845	$—	$30,071	$1,926,154
Executive Vice President	2023	$449,724	$—	$215,849	$602,692	$—	$22,101	$1,290,366
Finance and Administration

Julia A. Pronitcheva	2025	$350,957	$—	$140,556	$—	$—	$22,208	$513,721
Senior Vice President	2024	$331,078	$10,000	$132,950	$396,417	$—	$21,810	$892,255
Human Resources	2023	$302,386	$—	$129,509	$220,926	$—	$21,032	$673,853

Gina M. Lakatos (7)	2025	$295,852	$—	$96,659	$—	$—	$18,884	$411,395
Former Vice President, General	2024	$283,461	$2,500	$97,514	$254,768	$—	$19,863	$658,106
Counsel and Secretary

(*) Ms. Gina M. Lakatos was not a named executive officer for the 2023 fiscal year.

(1)
The amounts in this column reflect the named executive officer’s discretionary bonus for the superior performance of acquisition and integration-related activities related to our Lakeville facility.
(2)
The amounts in this column reflect the grant date fair value of RSUs and PSUs (at target) granted under the Omnibus Plans for the fiscal years presented, determined in accordance with FASB ASC Topic 718. The valuation for the PSUs reflected our assumptions that such awards will be earned at target. The fair value may further vary by participant based on the applicable provisions in the Omnibus Plans, including the age and tenure of each participant. The grant date fair value of RSUs granted in fiscal year 2025 and the grant date fair value of PSUs granted in fiscal 2025 if target performance and maximum performance were achieved are as follows:

Name	2025 Aggregate Grant Date Fair Value RSUs	2025 Aggregate Grant Date Fair Value PSUs at Target	2025 Aggregate Grant Date Fair Value PSUs at Maximum
Jeffrey T. Sanfilippo	$766,819	$175,731	$351,462
Jasper B. Sanfilippo, Jr.	$702,852	$175,731	$351,462
Frank S. Pellegrino	$316,287	$79,072	$158,144
Julia A. Pronitcheva	$112,445	$28,111	$56,222
Gina M. Lakatos	$77,342	$19,317	$38,634

(3)
The amounts in this column reflect payments made pursuant to our SVA Plan for the respective fiscal year the payments were earned. Due to the fiscal year 2025 performance, no payments were made under the SVA Plan for the 2025 fiscal year.

(4)
The amounts in this column reflect the aggregate change in actuarial value of the named executive officers’ accumulated benefit under the SERP from June 28, 2024 to June 26, 2025, June 30, 2023 to June 27, 2024 and July 1, 2022 to June 29, 2023, which were our SERP measurement dates used for financial reporting purposes for fiscal 2025, 2024 and 2023, respectively. Assumptions used to calculate the amounts can be found immediately after the “Pension Benefits Table for Fiscal Year 2025” below. None of our named executive officers earned above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified. See “Company-Sponsored Retirement Plans” for more information about the SERP.
(5)
The amounts in this column reflect perquisites and other personal benefits. The table below entitled “All Other Compensation for Fiscal Year 2025” shows each component of the total amount included in this column.
(6)
Although it was generally determined by the Compensation and Human Resources Committee that Jeffrey T. Sanfilippo’s and Jasper B. Sanfilippo, Jr.’s compensation (base salary, equity awards and non-equity incentive compensation) should be equal, total compensation for the two of them may differ primarily due to the amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, the actuarial value of which is impacted by the participant’s age and years of service and due to the amounts reported in the “Stock Awards” column for the reason discussed in footnote 2 to this Summary Compensation Table. Refer to the “Overview of Fiscal 2025 Executive Compensation Program” for additional detail regarding the philosophy for the Family Management Team members’ compensation.
(7)
In connection with Ms. Lakatos' separation from the company in August 2025, all of her equity awards were forfeited.

All Other Compensation for Fiscal Year 2025(1)

Name	Benefit Plan Matching(2)	Executive Life Insurance(3)	Car Allowance(4)	Total
Jeffrey T. Sanfilippo	$14,000	$1,641	$4,925	$20,566
Jasper B. Sanfilippo, Jr.	$14,000	$1,641	$15,600	$31,241
Frank S. Pellegrino	$15,815	$2,541	$15,600	$33,956
Julia A. Pronitcheva	$14,181	$2,027	$6,000	$22,208
Gina M. Lakatos	$10,637	$2,247	$6,000	$18,884

(1)
Such perquisites and personal benefits are valued at their aggregate incremental cost to our company. All of the perquisites and personal benefits referred to by footnote (5) to the Summary Compensation Table involved an actual cash expenditure by our company and therefore the actual cash expenditure is what is reflected as the value of the perquisites and personal benefits.
(2)
The amounts in this column reflect the company’s matching contributions to our company’s 401(k) Plan and HSA Plan.
(3)
The amounts in this column reflect life insurance premiums paid by the company on behalf of the named executive officers.
(4)
The amounts in this column reflect the named executive officers’ personal usage of a company car or a direct car allowance paid to the named executive officer.

Company-Sponsored Retirement Plans

A purpose of the SERP is to provide SERP Participants with a meaningful retirement benefit. The SERP is an unfunded plan. If a SERP Participant, after serving our company for at least five years, separates from service to our company at or after the age of 65, benefits will be payable to the SERP Participant for life. Monthly installments will be paid at a rate equal to (a) one-twelfth (1/12th) of 50% of the SERP Participant’s highest consecutive five year average annual base salary, bonus and non-equity incentive compensation earned during the SERP Participant’s final 10 years of service, multiplied by (b) the number of full years the SERP Participant was employed by the company divided by the greater of (i) 20 or (ii) the number of full years the SERP Participant would have been employed if he or she had been employed by the company from his or her hire date through attainment of age 65 (which quotient shall not exceed 1.0). In the event that the SERP Participant’s benefits commence after he or she turns 65 years old, the SERP Participant’s benefit as otherwise computed under the SERP shall be adjusted for the time value of money (interest only) from age 65 to his or her age at actual retirement. If the participant has a beneficiary (the existence of a beneficiary is determined at the time the benefits commence), the benefits will be in the form of a joint and 100% contingent annuitant benefit, which is the actuarial equivalent of the SERP Participant’s life-only benefit. If a SERP Participant separates from service to our company prior to the age of 65 and has achieved 10 years of service to us, certain reduced early retirement benefits may be available. All of the named executive officers eligible to participate in the SERP have already achieved 10 years of service to us, but none are 65 or older. Payments under the SERP are subject to a deduction for social security and other offset amounts.

The present value of the accumulated benefits for each of the executive officers in the table below is based upon the following: (a) in determining the number of years of credited service at retirement age, the retirement age is 57 – 65 years old; (b) the annual retirement payment is 50% of the executive’s current compensation; (c) the discount rate is 5.49% and (d) the Pri-2012 White Collar Mortality table postretirement with MP-2021 projection table applied on a fully generational basis were used to determine life expectancy after retirement date. A further discussion of the assumptions used in calculating the amounts shown in the table below can be found in Note 15 to our audited consolidated financial statements for the year ended June 26, 2025, included in our Annual Report on Form 10-K filed with the Commission on August 20, 2025.

Pension Benefits Table for Fiscal Year 2025

Name & Position(1)	Plan Name	Number of Years of Credited Service(2)	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Jeffrey T. Sanfilippo, CEO	Supplemental Retirement Plan	34	$10,578,355	$—
Jasper B. Sanfilippo, Jr., COO	Supplemental Retirement Plan	34	$6,654,897	$—

(1)
Frank S. Pellegrino, Julia A. Pronitcheva and Gina M. Lakatos are not SERP Participants.
(2)
This column reflects the actual number of years of service to our company by each of the executive officers listed. It is our company’s policy not to credit extra years of service to SERP Participants.

Grants of Plan-Based Awards

Our company’s plan-based awards for certain executives, including the named executive officers, consist of equity-based awards and non-equity incentive compensation payments under our SVA Plan. The following table provides fiscal 2025 information for the named executive officers’ equity-based awards under our Omnibus Plan and potential non-equity incentive compensation payments under our SVA Plan. With respect to awards of RSUs and PSUs under our company’s Omnibus Plan, the table below includes the grant date of each award, the number of RSUs and PSUs granted, the fair value at the date of grant and the resulting grant date fair value of the RSUs and PSUs.

Grants of Plan-Based Awards for Fiscal Year 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Equity Based Awards:	Grant Date Fair Value	Grant Date Fair Value of Equity
Name	Grant Date(1)	Award Type	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	Number of Units	($/ Share)	Based Awards(4)
Jeffrey T.	11/20/2024	RSU	$—	$—	$—	—	—	—	9,751	$78.64	$766,819
Sanfilippo	11/20/2024	PSU	$—	$—	$—	1,219	2,438	4,876	—	$72.08	$175,731
	8/19/2024	SVA	$—	$1,071,847	$2,143,694	—	—	—	—	—	$—

Jasper B.	11/20/2024	RSU	$—	$—	$—	—	—	—	9,751	$72.08	$702,852
Sanfilippo, Jr.	11/20/2024	PSU	$—	$—	$—	1,219	2,438	4,876	—	$72.08	$175,731
	8/19/2024	SVA	$—	$1,071,847	$2,143,694	—	—	—	—	—	$—

Frank S.	11/20/2024	RSU	$—	$—	$—	—	—	—	4,388	$72.08	$316,287
Pellegrino	11/20/2024	PSU	$—	$—	$—	549	1,097	2,194	—	$72.08	$79,072
	8/19/2024	SVA	$—	$581,893	$1,163,786	—	—	—	—	—	$—

Julia A.	11/20/2024	RSU	$—	$—	$—	—	—	—	1,560	$72.08	$112,445
Pronitcheva	11/20/2024	PSU	$—	$—	$—	195	390	780	—	$72.08	$28,111
	8/19/2024	SVA	$—	$210,574	$421,148	—	—	—	—	—	$—

Gina M.	11/20/2024	RSU	$—	$—	$—	—	—	—	1,073	$72.08	$77,342
Lakatos	11/20/2024	PSU	$—	$—	$—	134	268	536	—	$72.08	$19,317
	8/19/2024	SVA	$—	$133,133	$266,266	—	—	—	—	—	$—

(1)
The November 20, 2024 equity awards (RSUs and PSUs) were granted under the Omnibus Plan. The August 19, 2024 awards (non-equity incentive compensation payments) were granted under the SVA Plan.
(2)
This column shows both the target and maximum for fiscal 2025 under our company’s SVA Plan. The amounts in this column are based on the participant’s fiscal 2025 salary earned, the applicable Target Salary Percentage and the applicable performance level under the SVA Plan. The SVA Plan payments are based on SVA, which is the year-to-year improvement in our net operating profit, as adjusted, after taxes minus a capital charge. The maximum payout pursuant to the SVA Plan is an SVA

Improvement Multiple of 2x. The actual SVA Improvement Multiple for fiscal 2025 was 0.0x. See “Compensation Discussion and Analysis—Overview of Fiscal 2025 Executive Compensation Program—Annual Incentive Compensation—Sanfilippo Value-Added Plan” for more information about our SVA Plan.
(3)
PSUs were granted on November 20, 2024 under the Omnibus Plan. This column shows the number of PSUs at threshold, target and maximum performance (0.5x, 1.0x and 2.0x of the target award, respectively). See “Compensation Discussion and Analysis— Long-Term Incentives—Equity Awards Under the Omnibus Plan.”
(4)
The amounts shown in this column represent the grant date fair value of each equity award (RSUs and PSUs) calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards

The following table provides information on outstanding equity-based awards held by the named executive officers as of June 26, 2025. For RSUs, the table shows the number of RSUs that have not vested and their market value.

Outstanding Equity Awards at Fiscal Year End 2025

	Stock Awards
Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Jeffrey T. Sanfilippo	11/20/2024	RSU	9,751	$614,020	—	$—
	11/20/2024	PSU	—	$—	2,438	$153,521
	11/16/2023	RSU	7,478	$470,890	—	$—
	11/16/2023	PSU	—	$—	1,869	$117,691
	11/17/2022	RSU	7,212	$454,140	—	$—

Jasper B. Sanfilippo, Jr.	11/20/2024	RSU	9,751	$614,020	—	$—
	11/20/2024	PSU	—	$—	2,438	$153,521
	11/16/2023	RSU	7,478	$470,890	—	$—
	11/16/2023	PSU	—	$—	1,869	$117,691
	11/17/2022	RSU	7,212	$454,140	—	$—

Frank S. Pellegrino	11/20/2024	RSU	4,388	$276,312	—	$—
	11/20/2024	PSU	—	$—	1,097	$69,078
	11/16/2023	RSU	2,991	$188,343	—	$—
	11/16/2023	PSU	—	$—	748	$47,102
	11/17/2022	RSU	3,005	$189,225	—	$—

Julia A. Pronitcheva	11/20/2024	RSU	1,560	$98,233	—	$—
	11/20/2024	PSU	—	$—	390	$24,558
	11/16/2023	RSU	1,282	$80,728	—	$—
	11/16/2023	PSU	—	$—	320	$20,150
	11/17/2022	RSU	1,803	$113,535	—	$—

Gina M. Lakatos	11/20/2024	RSU	1,073	$67,567	—	$—
	11/20/2024	PSU	—	$—	268	$16,876
	11/16/2023	RSU	940	$59,192	—	$—
	11/16/2023	PSU	—	$—	235	$14,798
	11/17/2022	RSU	1,322	$83,246	—	$—

(1)
The Compensation and Human Resources Committee approved the fiscal 2025 RSU grants on November 15, 2024, with a grant date of November 20, 2024. The fiscal 2024 awards were approved by the Compensation and Human Resources Committee on November 1, 2023, with a grant date of November 16, 2023. The fiscal 2023 awards were approved by the Compensation and

Human Resources Committee on November 2, 2022, with a grant date of November 17, 2022. All RSUs granted to employees vest in accordance with the provisions in the Omnibus Plans and generally are scheduled to fully vest three years from the grant date. In connection with Ms. Lakatos' separation from the company in August 2025, all of her equity awards were forfeited.
(2)
The amounts shown in this column reflect the value of outstanding RSUs on June 26, 2025. The closing price of our Common Stock was $62.97 at June 26, 2025.
(3)
The Compensation and Human Resources Committee approved the fiscal 2025 PSU grants on November 15, 2024, with a grant date of November 20, 2024. The Compensation and Human Resources Committee approved the fiscal 2024 PSU grants on November 1, 2023, with a grant date of November 16, 2023. The number of shares that will vest at the end of the 33 month performance period are dependent on performance metrics. At June 26, 2025, the company's aggregate performance under these metrics is below target level. As such, in accordance with SEC reporting rules, the PSUs are reported at target value (1.0x). In connection with Ms. Lakatos’ separation from the company in August 2025, all of her equity awards were forfeited.
(4)
The amounts shown in this column reflect the value of outstanding PSUs on June 26, 2025. The closing price of our Common Stock was $62.97 at June 26, 2025.

Option Exercises and Stock Vested During Fiscal 2025

The following table provides information on stock options that were exercised and stock awards that vested during the fiscal year ended June 26, 2025 for each of the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value of Shares Acquired on Vesting ($)(1)
Jeffrey T. Sanfilippo	—	$—	5,158	$445,084
Jasper B. Sanfilippo, Jr.	—	$—	5,158	$445,084
Frank S. Pellegrino	—	$—	2,579	$222,542
Julia A. Pronitcheva	—	$—	1,261	$108,812
Gina M. Lakatos	—	$—	—	$—

(1)
The RSU awards for Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Frank S. Pellegrino, and Julia A. Pronitcheva vested on November 10, 2024, the third anniversary of the grant date of the award. The closing price of our Common Stock on November 8, 2024 was $86.29.

Other SERP Payments

Under the SERP, for amounts which appear in the Pension Benefits Table for Fiscal Year 2025 above, the SERP Participants may receive post-employment payments at the termination of their employment with us by reasons including, other than for “cause” (as defined in the SERP), retirement, disability or death and if the participant has at least five years of employment with our company. Upon a termination for cause, all benefit rights under the SERP will terminate and be forfeited. Pursuant to the terms of the SERP, the employment of a SERP Participant shall be deemed to have been terminated for cause by our company if a SERP Participant has: (a) engaged in one or more acts constituting a felony, or involving fraud or serious moral turpitude; (b) willfully refused (except by reason of incapacity due to accident or illness) to perform substantially all of his duties, provided that such refusal shall have resulted in demonstrable material injury to our company or its subsidiaries; or (c) willfully engaged in gross misconduct materially injurious to our company. If a SERP Participant separates from our company on or after the age of 65 (other than for cause), that SERP Participant will receive the full benefit under the formula described before the Pension Benefits Table for Fiscal Year 2025.

If a SERP Participant separates from our company before the age of 65 (other than for cause), has attained the age of 55 and has been credited with at least 10 years of employment at the time of termination of employment, that SERP Participant will receive the actuarial equivalent of the age 65 benefit, to be paid as soon as feasible on or after the participant’s attainment of the age of 55.

Assuming that each of the SERP Participants separated their service from our company on June 26, 2025, each would receive the following monthly payment to be paid throughout the SERP Participant’s life:

•
Jeffrey T. Sanfilippo: $64,497
•
Jasper B. Sanfilippo, Jr.: $35,811

If a SERP Participant separates from our company before age 65 and has not been credited with at least 10 years of employment, that SERP Participant’s benefits may not commence until the attainment of the age of 65. All SERP Participants have already been credited with at least 10 years of employment to our company. As all SERP Participants are deemed “specified employees” under Section 409(A) of the Code, benefits will not be paid until the date that is six months after the effective date of termination of employment. In the event that termination of employment was the result of long-term disability, the benefits shall be reduced to the extent of any benefits received under our company’s long-term disability plan and until such time that benefits under the long-term disability plan cease. If both the SERP Participant and the SERP Participant’s beneficiary die before the benefits commence, all entitlement to benefits will terminate.

So long as a SERP Participant is not terminated for cause and has fulfilled the conditions precedent to payment as described above, a participant is entitled to payment pursuant to the SERP. Other than as described above, there are no material conditions or obligations applicable to the receipt of payments or benefits under the SERP, such as a requirement to enter into non-compete, non-solicitation, non-disparagement or confidentiality agreements.

Non-Qualified Deferred Compensation Plan

The following table reports compensation earned by the named executive officers and deferred under the NQDC during the fiscal year ended June 26, 2025:

Name	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Jeffrey T. Sanfilippo	$—	$—	$—	$—	$—
Jasper B. Sanfilippo, Jr.	$—	$—	$—	$—	$—
Frank S. Pellegrino	$92,302	$53,630	$19,842	$—	$248,651
Julia A. Pronitcheva	$96,793	$22,783	$17,222	$—	$213,092
Gina M. Lakatos	$127,384	$10,191	$21,644	$—	$224,509

(1)
Contributions related to the fiscal 2024 performance were credited in fiscal 2025 and are reported in this table. All other contributions reported in this table are reported as compensation for the 2025 fiscal year in the Summary Compensation Table above.
(2)
The amounts reported in the Company Contributions column include company matching contributions made in fiscal 2025. Due to the three year vesting period on the company contributions, these amounts were not included in the “All Other Compensation” table above.

Equity Awards and SVA—Change in Control and Termination Provisions

The Compensation and Human Resources Committee has granted equity related awards to the named executive officers under our Omnibus Plan. The outstanding awards consist of RSUs and PSUs granted under the Omnibus Plan in our fiscal 2023, fiscal 2024 and fiscal 2025 years. Below summarizes the treatment in respect of the various outstanding equity awards under the specified circumstances.

•
Voluntary resignation, termination not for cause (and not due to any of the below factors) or for cause: all unvested RSUs and PSUs are forfeited under the Omnibus Plan.
•
Death or disability: all unvested RSUs will vest under the Omnibus Plan. PSUs will remain eligible to vest under the Omnibus Plan based on achievement of the performance goals.
•
Retirement: all unvested RSUs will vest under the Omnibus Plan if the participant meets the criteria for retirement, as defined, and the participant gives the required notice. Unvested RSUs will vest under the Omnibus Plan on a pro-rata basis if the participant meets the criteria for early retirement and the participant gives the required notice. PSUs will remain eligible to vest based on achievement of the performance goals under the Omnibus Plan if the participant meets the criteria for retirement, as defined, and the participant gives the required notice. PSUs will remain eligible to vest based on achievement of the performance goals under the Omnibus Plan and will vest under the Omnibus Plan on a pro-rata basis if the participant meets the criteria for early retirement and the participant gives the required notice.
•
Change in control: unless the Compensation and Human Resources Committee elects to provide different treatment, all unvested RSUs will vest pro-rata under the Omnibus Plan, and all unvested PSUs will be settled at the greater of target or actual performance and will vest pro-rata under the Omnibus Plan.

Other Equity and SVA Payments—Change in Control

In the event that a change in control of our company occurred on June 26, 2025, our named executive officers would be entitled to the following equity-based payments as a result of such officer’s unvested RSUs and PSUs vesting upon such change in control in accordance with the Omnibus Plan, the following target bonus payments (assuming no Compensation and Human Resources Committee action) as a result of our SVA Plan, and the following payments in total:

Name	Number of Vested RSUs	Number of Vested PSUs(1)	Closing Stock Price on 06/26/25	$ Value of Vested RSUs	$ Value of Vested PSUs	SVA Payment	Total Payment
Jeffrey T. Sanfilippo	12,053	1,593	$62.97	$758,977	$100,311	$—	$859,288
Jasper B. Sanfilippo, Jr.	12,053	1,593	$62.97	$758,977	$100,311	$—	$859,288
Frank S. Pellegrino	5,020	664	$62.97	$316,109	$41,812	$—	$357,921
Julia A. Pronitcheva	2,533	267	$62.97	$159,503	$16,813	$—	$176,316
Gina M. Lakatos	1,843	192	$62.97	$116,054	$12,090	$—	$128,144

(1)
The number of PSUs that will be earned and vest at the end of the 33 month vesting period is dependent on performance metrics. At June 26, 2025, the performance of these metrics is estimated between threshold and target level. As such, the PSUs are presented at target.

Other Equity and SVA Payments—Other Terminations

In the event of a named executive officer’s death or permanent disability, on June 26, 2025, each named executive officer would be entitled to the following equity-based payments for accelerated vesting of RSUs and vesting of PSUs at the end of the related performance period in accordance with the Omnibus Plan, the following bonus payments as a result of our SVA Plan, and the following payments in total:

Name	Number of Vested RSUs	Number of Vested PSUs(1)	Closing Stock Price on 06/26/25	$ Value of Vested RSUs	$ Value of Vested PSUs	SVA Payment	Total Payment
Jeffrey T. Sanfilippo	24,441	4,307	$62.97	$1,539,050	$271,212	$—	$1,810,262
Jasper B. Sanfilippo, Jr.	24,441	4,307	$62.97	$1,539,050	$271,212	$—	$1,810,262
Frank S. Pellegrino	10,384	1,845	$62.97	$653,880	$116,180	$—	$770,060
Julia A. Pronitcheva	4,645	710	$62.97	$292,496	$44,709	$—	$337,205
Gina M. Lakatos	3,335	503	$62.97	$210,005	$31,674	$—	$241,679

(1)
The number of PSUs that will be earned and vest at the end of the 33 month vesting period is dependent on performance metrics. At June 26, 2025, the performance of these metrics is estimated between threshold and target level. As such, the number of PSUs is presented at target. PSUs remain eligible to vest upon the death or disability of the participant.

In the event of a named executive officer’s normal or early retirement, on June 26, 2025, each named executive officer would be entitled to the following payment for accelerated vesting of RSUs and vesting of PSUs at the end of the related performance period (assuming all applicable notices were timely given and the participant is eligible for any retirement treatment), the following bonus payments as a result of our SVA Plan, and the following payments in total:

Name	Number of Vested RSUs	Number of Vested PSUs(1)	Closing Stock Price on 06/26/25	$ Value of Vested RSUs	$ Value of Vested PSUs	SVA Payment	Total Payment
Jeffrey T. Sanfilippo	24,441	4,307	$62.97	$1,539,050	$271,212	$—	$1,810,262
Jasper B. Sanfilippo, Jr.	12,053	2,083	$62.97	$758,977	$131,167	$—	$890,144
Frank S. Pellegrino	—	—	$62.97	$—	$—	$—	$—
Julia A. Pronitcheva	—	—	$62.97	$—	$—	$—	$—
Gina M. Lakatos	—	—	$62.97	$—	$—	$—	$—

(1)
The number of PSUs that will be earned and vest at the end of the 33 month vesting period is dependent on performance metrics. At June 26, 2025, the performance of these metrics is estimated between threshold and target level. As such, the number of PSUs is presented at target. PSUs remain eligible to vest upon the normal retirement or early retirement of the participant.

In the event of a named executive officer’s voluntary termination, termination without cause (other than in connection with a change in control) or with cause, all equity awards would be forfeited and in the case of fiscal year 2025, no SVA bonus would be paid out as no bonus was determined payable under the SVA plan for fiscal year 2025.

Agreements with Named Executive Officers

In connection with the elimination of the position of Vice President, General Counsel, on August 5, 2025, on August 12, 2025, the company entered into an Understanding of Separation Benefits & General Release Agreement with Ms. Lakatos. In exchange for certain customary releases in favor of the Company and agreeing to certain customary restrictive covenants in favor of the Company, Ms. Lakatos was paid a separation payment of $75,000 in August 2025 and will receive a separation payment of $75,000 in January 2026. She also received a reimbursement of 26 weeks of health insurance premiums under the Consolidated Omnibus Reconciliation Act (COBRA). She will also be eligible for a pro-rated SVA bonus for the 2026 fiscal year (if paid) but forfeited all outstanding equity awards.

Certain Insurance Policy Arrangements

We provided benefits in the form of paying premiums on certain insurance policies (the “Policies”) that cover the life of our former President, Mathias A. Valentine (deceased August 2025) (“Former Officer”). The Policies were obtained by the Former Officers while they were serving as executive officers of the company. In fiscal 2025, the company paid insurance premiums of approximately $114,000 in respect of such split-dollar policies for Mathias A. Valentine, as contemplated by the respective Split-Dollar Agreement.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, our company is providing information about the relationship of the annual total compensation of our median employee and the annual compensation of our Chief Executive Officer during fiscal 2025. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee in fiscal 2025, payroll data was collected for all employees, whether employed on a full-time, part-time, or seasonal basis, as of June 26, 2025, excluding the CEO. We used total W-2 compensation for fiscal 2025 as our consistently applied compensation measure. We believe the use of W-2 compensation for all employees is a consistently applied compensation measure. Using this methodology, we determined that our median employee is a non-exempt, full-time hourly employee with an annual total compensation of $80,149 for fiscal 2025, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The annual total compensation of our CEO for fiscal 2025, as reported in the Summary Compensation Table included earlier in this proxy statement, was $3,885,128.

On the basis of the information set forth above, for fiscal 2025 the estimated ratio of the annual compensation of Mr. Jeffrey T. Sanfilippo to the annual compensation of our median employee was 48 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules and guidance promulgated by the SEC as of the date of this proxy statement. We have derived this estimate based on our payroll and employment records, the compensation for our CEO as set forth in the Summary Compensation Table, and the methodologies described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee reviews and approves the salaries, equity grants, incentive compensation (such as the SVA Plan) and other compensation of executive officers and Outside Directors. The duties and procedures of the Compensation and Human Resources Committee are explained in greater detail in the “Compensation and Human Resources Committee” subsection of the “Corporate Governance” section and the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.

Respectfully submitted by all of the members of the Compensation and Human Resources Committee of the Board of Directors.

Ellen C. Taaffe, Chairperson

Pamela Forbes Lieberman

Mercedes Romero

The information contained in the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the company. Further information concerning the company’s pay for performance philosophy and how the company aligns executive compensation with the company’s performance is described under “Compensation Discussion & Analysis” beginning on page 28.

The following table sets forth information concerning the compensation actually paid (“CAP”) of our CEO (“Principle Executive Officer” or “PEO”) and other named executive officers (“NEOs”) for the prior five fiscal years and our financial performance for each such fiscal year:

			Average SCT for	Average CAP to	Value of Initial Fixed $100 Investment Based On:			Company Selected
Fiscal Year	SCT for PEO(1)	CAP to PEO(3)	Non-CEO NEOs(2)	Non-CEO NEOs(3)	TSR(4)	Peer Group TSR(4)	Net Income	Measure: Ending SVA(5)
2025	$3,885,128	$1,387,987	$1,254,389	$682,943	$93	$177	$58,933,554	$28,075,891
2024	$5,309,911	$3,565,381	$2,011,973	$1,689,731	$140	$154	$60,248,566	$43,147,059
2023	$2,831,801	$3,619,565	$1,439,694	$1,728,241	$167	$138	$62,857,497	$38,086,106
2022	$1,776,327	$1,944,177	$1,004,984	$1,015,849	$96	$133	$61,786,796	$36,252,945
2021	$3,515,050	$2,784,071	$2,225,858	$1,904,880	$113	$158	$59,740,508	$37,542,497

(1)
Amounts in this column represent the amounts reported for Mr. Jeffrey T. Sanfilippo, our CEO, in the “Total” column of the Summary Compensation Table (“SCT”) for each applicable year.
(2)
Amounts in these columns represent the amount of compensation actually paid, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable fiscal year. The table below describes the adjustments, each of which is required by SEC rules, to calculate compensation actually paid from the summary compensation table totals for the CEO and our non-CEO NEOs.
(3)
Amounts in this column represent the average of the amounts reported for the company’s NEOs as a group, excluding our CEO, in the “Total” column of the Summary Compensation Table for each applicable year. The NEOs included for purposes of calculating the average amounts for each applicable year are as follows:

Fiscal Year	Non-CEO NEOs
2025	Jasper B. Sanfilippo, Jr., Frank S. Pellegrino, Julia A. Pronitcheva and Gina M. Lakatos

2024	Jasper B. Sanfilippo, Jr., Frank S. Pellegrino, Julia A. Pronitcheva and Gina M. Lakatos

2023	Michael J. Valentine, Jasper B. Sanfilippo, Jr., Frank S. Pellegrino, Shayn E. Wallace and Julia A. Pronitcheva

2022	Michael J. Valentine, Jasper B. Sanfilippo, Jr., Frank S. Pellegrino, Shayn E. Wallace, Christopher H. Gardier and Michael J. Finn

2021	Michael J. Valentine, Jasper B. Sanfilippo, Jr., Frank S. Pellegrino and Shayn E. Wallace

	2025		2024		2023		2022		2021
Adjustments	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
Summary Compensation Table ("SCT") Total	$3,885,128	$1,254,389	$5,309,911	$2,011,973	$2,831,801	$1,439,694	$1,776,327	$1,004,984	$3,515,050	$2,225,858
Adjustments for stock awards (a)
(Deduct): Aggregate value for stock awards included in SCT total for the covered fiscal year	(942,550)	(377,789)	(824,239)	(329,118)	(537,150)	(290,573)	(382,517)	(201,760)	(350,611)	(264,674)
Add: Fair value at year-end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	767,541	330,042	905,818	384,321	860,824	286,941	373,903	191,809	460,741	336,937
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(562,013)	(247,804)	(277,706)	(125,383)	486,042	169,238	(134,440)	(77,296)	48,194	33,671
Add: Vesting date fair value of award granted and vested during the covered fiscal year	-	-	-	-	-	78,322	-	-	-	-
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(54,778)	(23,890)	(144,946)	(62,962)	29,725	34,201	(4,131)	(4,793)	(27,555)	(16,957)
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	-	-	-	-	-	(68,199)	-	-	-	-
Adjustments for defined benefit pension plans
(Deduct): Aggregate change in actuarial present value included in SCT total for the covered fiscal year	(1,989,971)	(309,842)	(1,664,783)	(241,345)	(317,658)	(18,784)	-	-	(1,156,502)	(547,004)
Add: Service cost for the covered fiscal year	284,630	57,837	261,326	52,245	265,981	97,401	315,035	102,905	294,754	137,049
Compensation Actually Paid ("CAP")	$1,387,987	$682,943	$3,565,381	$1,689,731	$3,619,565	$1,728,241	$1,944,177	$1,015,849	$2,784,071	$1,904,880

(a)
The assumptions we used to calculate the value for equity awards included in the calculation of compensation actually paid did not differ materially from those used to calculate grant date fair value for such awards.
(4)
Total shareholder return (“TSR”) is cumulative for the measurement periods beginning on June 24, 2021 and ending on June 26, 2025, June 27, 2024, June 29, 2023 and June 30, 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group used in this disclosure is the Russell 2000 Consumer Staples Index, which is the same peer group used in Part II, Item 5 of our Annual Report on Form 10-K for the year ended June 26, 2025.
(5)
See Compensation Discussion and Analysis for further discussion on the structure of the SVA Plan.

Financial Performance Measures

As described in greater detail in “Compensation Discussion & Analysis,” the company’s executive compensation program reflects a pay for performance philosophy. The metrics that the company uses are selected based on an objective of incentivizing our NEOs to increase our company’s performance, and in particular the economic value added to our business. The financial performance measure that, in our company’s assessment, represent the most important performance measures used to link compensation actually paid to our named executive officers to our company’s performance for fiscal year 2025 is ending SVA.

Relationship Between Pay and Performance

The company generally seeks to incentivize long-term performance, and therefore does not specifically align the company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the company is providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above. The charts show below present a graphical comparison of compensation actually paid to our CEO and the average compensation actually paid to our other NEOs, as compared against the following performance measures: our (1) net income, (2) TSR, (3) peer group TSR, and (4) ending SVA.

CAP vs Total Shareholder Return
Compensation Actually Paid
Total Shareholder Return
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
200
180
160
140
120
100
80
60
40
20
-
2021
2022
2023
2024
2025
158
113
133
96
167
138
154
140
177
93
PEO CAP
Average CAP to Non-CEO NEOs
Russell 2000 Consumer Staples TSR
JBSS TSR

CAP vs Ending SVA
Compensation Actually Paid
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
Ending SVA
50,000,000
45,000,000
40,000,000
35,000,000
30,000,000
25,000,000
20,000,000
15,000,000
10,000,000
5,000,000
-
2021
2022
2023
2024
2025
PEO CAP
Average CAP to Non-CEO NEOs
Ending SVA

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 2, 2025, except where otherwise indicated in the footnotes, with respect to the beneficial ownership of Common Stock and Class A Stock by (a) each individual, group, or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each of our directors and nominees for election as a director, (c) each of our named executive officers and (d) all of our directors and executive officers as a group. The information set forth in the table as to directors and executive officers is based upon information furnished to us by them in connection with the preparation of this Proxy Statement and our internal records. Except where otherwise indicated in the footnotes to this table, the mailing address of each of the stockholders named in the table is: c/o John B. Sanfilippo & Son, Inc., 1703 N. Randall Road, Elgin, Illinois 60123-7820.

Name	No. of Shares of Common Stock(1)	% of Outstanding Shares of Common Stock	No. of Shares of Class A Stock(1)(2)	% of Outstanding Shares of Class A Stock	% of Outstanding Votes on Matters Other than Election of Directors
Jeffrey T. Sanfilippo(3)+-	—	*	159,498	6.1	4.6
Jasper B. Sanfilippo, Jr.(3)+-	1,764	*	1,186,122	45.7	33.9
Lisa A. Sanfilippo(3)+	4,772	*	149,134	5.7	4.3
John E. Sanfilippo(3)+	6,551	*	223,742	8.6	6.4
James J. Sanfilippo(3)+	5,787	*	1,039,233	40.1	29.7
Total Sanfilippo Group(3)	18,874	*	1,768,496	68.1	50.6
Michael J. Valentine(4)+	52,026	*	828,930	31.9	23.8
Total Valentine Group(5)	52,026	*	828,930	31.9	23.8
James A. Valentine(6)+	14,753	*	—	—	*
Frank S. Pellegrino(7)-	18,414	*	—	—	*
Julia A. Pronitcheva(8)-	3,408	*	—	—	*
Gina M. Lakatos-	—	*	—	—	*
Ellen C. Taaffe(9)+	11,321	*	—	—	*
Pamela Forbes Lieberman(10)+	5,334	*	—	—	*
Mercedes Romero(11)+	4,305	*	—	—	*
BlackRock, Inc.(12)	1,283,260	14.2	—	—	3.7
Thrivent Financial for Lutherans(13)	964,671	10.7	—	—	2.8
The Vanguard Group, Inc.(14)	783,371	8.7	—	—	2.2
All directors and executive officers as a group (14 persons)(15)	130,414	1.4	2,597,426	100	74.5

+ Denotes director.

- Denotes named executive officer.

* Less than one percent (1%).

(1)
Except as otherwise indicated below, for purposes of the table above, beneficial ownership means the sole power to vote and dispose of shares. In calculating each holder’s percentage ownership and beneficial ownership in the table above, shares of Common Stock which may be acquired by the holder through the conversion of RSUs that are vested on or within 60 days of September 2, 2025, are included.
(2)
Each share of Class A Stock is convertible at the option of the holder thereof at any time and from time to time into one share of Common Stock. In addition, the Restated Certificate provides that Class A Stock may be transferred only to (a) Jasper B. Sanfilippo (deceased) or Mathias A. Valentine (deceased), (b) a spouse or lineal descendant of Jasper B. Sanfilippo (deceased) or Mathias A. Valentine (deceased), (c) trusts for the benefit of any of the foregoing individuals, (d) entities controlled by any of the foregoing individuals, (e) John B. Sanfilippo & Son, Inc., or (f) any bank or other financial institution as a bona fide pledge of shares of Class A Stock by the owner thereof as collateral security for indebtedness due to the pledgee (collectively, the “Permitted Transferees”), and that upon any transfer of Class A Stock to someone other than a Permitted Transferee each share transferred will automatically be converted into one share of Common Stock.

(3)
On June 21, 2004, a Schedule 13D was filed jointly by the members of the Sanfilippo family referenced in the above beneficial ownership table (the “Sanfilippo Group”). Amendments to the Schedule 13D were filed on March 21, 2007, January 16, 2008, September 10, 2009, April 27, 2012, and September 13, 2018. The Sanfilippo Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Exchange Act. Except as expressly set forth in the Schedule 13D, each member of the Sanfilippo Group disclaims beneficial ownership of the Common Stock and Class A Stock beneficially owned by any other member of the Sanfilippo Group.

The members of the Sanfilippo Group are deemed to beneficially own an aggregate of 1,768,496 shares of Class A Stock, 15,070 shares of Common Stock, and 3,804 RSUs that are convertible to 3,804 shares of Common Stock on or within 60 days of September 2, 2025, which includes 68.1% of the total outstanding shares of Class A Stock. The Sanfilippo Group would own 16.5% of the total outstanding shares of Common Stock, assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock and assuming the Valentine Group has not converted any of their Class A shares to Common Stock. Based on the relative voting rights of the Class A Stock and Common Stock, the Sanfilippo Group has or shares 50.6% of the total outstanding voting power of our common equity, calculated by using 10 votes per share of Class A Stock and assuming that the applicable shares of Class A Stock are not converted into Common Stock. For additional information about our company’s status as a “controlled company” under Nasdaq rules, see “Corporate Governance—Controlled Company Status and Independence of the Board of Directors” above.

The beneficial ownership of the Sanfilippo Group is as follows:

Jeffrey T. Sanfilippo: The beneficial ownership of Jeffrey T. Sanfilippo includes (a) 21,856 shares of Class A Stock held directly, (b) 54,863 shares of Class A Stock held as trustee of the Jeffrey T. Sanfilippo Family Trust, dated May 10, 2017, (c) 50,170 shares of Class A Stock held as trustee of the Jeffrey T. Sanfilippo Irrevocable Trust, dated October 6, 2006 (the “Jeffrey T. Sanfilippo Irrevocable Trust”) and (d) 32,609 shares of Class A Stock held as trustee of the Jeffrey T. Sanfilippo Trust, dated October 4, 1991 (the “Jeffrey T. Sanfilippo Trust”). 50,170 shares of Class A Stock in the Jeffrey T. Sanfilippo Irrevocable Trust have been pledged to financial institutions. The number of shares of Class A Stock pledged by such trusts is unchanged since the last proxy statement.

Jasper B. Sanfilippo, Jr.: The beneficial ownership of Jasper B. Sanfilippo, Jr. includes (a) 11,856 shares of Class A Stock held directly, (b) 989,233 shares of Class A Stock based on his serving as co-trustee of the Sanfilippo Family GST Trust, dated May 10, 2017 (the “Sanfilippo Family GST Trust”), (c) 96,723 shares of Class A Stock held as trustee of the Jasper B. Sanfilippo, Jr. Family Trust, dated May 10, 2017, (d) 55,701 shares of Class A Stock held as trustee of the Jasper B. Sanfilippo, Jr. Irrevocable Trust, dated October 6, 2006, (e) 32,609 shares of Class A Stock held as trustee of the Jasper B. Sanfilippo, Jr. Trust, dated September 23, 1991 (the “Jasper B. Sanfilippo, Jr Trust”), (f) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Tallon Trust and (g) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Edward Trust. As co-trustee, Jasper B. Sanfilippo, Jr. shares voting and dispositive power over the 989,233 shares of Class A Stock held in the Sanfilippo Family GST Trust. 500,000 shares of Class A Stock in the Sanfilippo Family GST Trust and 55,701 shares of Class A Stock in the Jasper B. Sanfilippo Jr. Irrevocable Trust, dated October 6, 2006, have been pledged to financial institutions. Representatives of the Sanfilippo Family GST Trust have informed the Audit Committee that such trust has significant excess liquidity.

Lisa A. Sanfilippo: The beneficial ownership of Lisa A. Sanfilippo includes (a) 1,268 RSUs that are convertible to 1,268 shares of Common Stock on or within 60 days of September 2, 2025, (b) 4,232 shares of Class A Stock held directly, (c) 62,121 shares of Class A Stock held as trustee of the Lisa A. Sanfilippo Family Trust dated May 10, 2017, (d) 50,172 shares of Class A Stock held as trustee of the Lisa A. Evon Irrevocable Trust, dated October 6, 2006, (e) 32,609 shares of Class A Stock held as trustee of the Lisa Ann Sanfilippo Trust, dated October 4, 1991 (the “Lisa Ann Sanfilippo Trust”), (f) 1,004 shares of Common Stock held directly, (g) 517 shares of Common Stock based on her serving as trustee of the Sanfilippo GC William Trust, (h) 722 shares of Common Stock based on her serving as trustee of the Sanfilippo GC Nicholas Trust, (i) 516 shares of Common Stock based on her serving as trustee of the Sanfilippo GC Danielle Trust and (j) 745 shares of Common Stock based on her serving as trustee of the Sanfilippo GC Allison Trust.

John E. Sanfilippo: The beneficial ownership of John E. Sanfilippo includes (a) 1,268 RSUs that are convertible to 1,268 shares of Common Stock on or within 60 days of September 2, 2025, (b) 44,240 shares of Class A Stock held directly, (c) 96,723 shares of Class A Stock held as trustee of the John E. Sanfilippo Family Trust dated May 10, 2017, (d) 50,170 shares of Class A Stock held as trustee of the John E. Sanfilippo Irrevocable Trust, dated October 6, 2006, (e) 32,609 shares of Class A Stock held as trustee of the John E. Sanfilippo Trust under agreement dated October 2, 1991, (f) 4,066 shares of Common Stock held directly, (g) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC John Trust and (h) 335 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Jasper L. Trust.

James J. Sanfilippo: The beneficial ownership of James J. Sanfilippo includes (a) 1,268 RSUs that are convertible to 1,268 shares of Common Stock on or within 60 days of September 2, 2025, (b) 989,233 shares of Class A Stock based on his serving as co-trustee of the Sanfilippo Family GST Trust, (c) 50,000 shares of Class A Stock held as trustee of the James J. Sanfilippo Family Trust dated May 10, 2017 (d) 670 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Jaclyn

Trust, (e) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Enzo Trust, (f) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Jasper J. Trust, (g) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC James Trust, (h) 321 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Grace Trust and (i) 882 shares of Common Stock based on his serving as trustee of the Sanfilippo GC Caroline Trust. As co-trustee, James J. Sanfilippo shares voting and dispositive power over the 989,233 shares of Class A Stock held in the Sanfilippo Family GST Trust. As indicated above, certain shares of Class A Stock in the Sanfilippo Family GST Trust have been pledged to financial institutions. In addition, 50,000 shares of Class A Stock in the James Sanfilippo Family Trust have been pledged to financial institutions.

Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., Lisa A. Sanfilippo and John E. Sanfilippo, as trustees of each of their aforementioned trusts dated October 6, 2006 and dated May 10, 2017 are also the sole beneficiaries under each of their respective trusts.

The beneficiaries of the Sanfilippo Family GST Trust are the descendants of Marian Sanfilippo (deceased), as grantor, which include James J. Sanfilippo and Jasper B. Sanfilippo, Jr., who together are the trustees of that trust, and also Jeffrey T. Sanfilippo, John E. Sanfilippo and Lisa A. Sanfilippo.

The information set forth in the table above and in the accompanying footnotes with respect to Lisa A. Sanfilippo, John E. Sanfilippo and James J. Sanfilippo is based solely on the Schedule 13D filed by the Sanfilippo Group, as amended on September 3, 2018, as well as supplemental information provided to our company by the members of the Sanfilippo Group.

(4)
Includes 828,930 shares of Class A Stock based on his serving as trustee of the following three trusts: the Trust for Michael J. Valentine, dated May 26, 1991, the Trust for James A. Valentine, dated May 26, 1991, and the Trust for Mary Jo Carroll, dated May 26, 1991, each of which owns 276,310 shares of Class A Stock. The beneficiaries of these trusts are the children of Mathias and Mary Valentine, including Michael J. Valentine, a director of our company, and James A. Valentine, a director of our company. Includes 50,758 shares of Common Stock held directly by Michael J. Valentine and 1,268 RSUs that are convertible to 1,268 shares of Common Stock on or within 60 days of September 2, 2025,
(5)
As disclosed on a Schedule 13D filed on September 10, 2021, Mr. Michael J. Valentine is the only member of the Valentine group (the “Valentine Group”). The total beneficial ownership of the Valentine Group consists of such (a) 828,930 shares of Class A Stock and (b) 50,758 shares of Common Stock and 1,268 RSUs that are convertible to 1,268 shares of Common Stock on or within 60 days of September 2, 2025, which represents 31.9% of the issued and outstanding Class A Stock, and 8.9% of the issued and outstanding Common Stock assuming the conversion of all such shares of Class A Stock into an equal number of shares of Common Stock and assuming the Sanfilippo Group has not converted any of their Class A shares to Common Stock.

Based on the relative voting rights of the Class A Stock and Common Stock, Michael J. Valentine directly or indirectly controls 23.8%. In addition, the Valentine Group directly controls 23.8% of the total outstanding voting power of our common equity. These percentages assume that the applicable shares of Class A Stock are not converted into Common Stock and are calculated using 10 votes per share of Class A Stock.

(6)
Includes 12,107 shares of Common Stock held directly by James A. Valentine, 350 shares of Common Stock held indirectly by Mr. Valentine’s spouse and 2,296 RSUs that are convertible to 2,296 shares of Common Stock on or within 60 days of September 2, 2025. Excludes 276,310 shares of Class A Stock held as trustee by Michael J. Valentine.
(7)
Includes 18,414 shares of Common Stock held directly by Frank S. Pellegrino.
(8)
Includes 3,408 shares of Common Stock held directly by Julia A. Pronitcheva.
(9)
Includes 10,317 RSUs that are convertible to 10,317 shares of Common Stock on or within 60 days of September 2, 2025 to be held directly by Ellen Taaffe and 1,004 shares of Common Stock held directly by Ellen Taaffe.
(10)
Includes 1,268 RSUs that are convertible to 1,268 shares of Common Stock on or within 60 days of September 2, 2025 and 4,066 shares of Common Stock held directly by Pamela Forbes Lieberman.
(11)
Includes 1,268 RSUs that are convertible to 1,268 shares of Common Stock on or within 60 days of September 2, 2025 and 3,037 shares of Common Stock held directly by Mercedes Romero.
(12)
The information set forth in the table above and in this footnote is based solely on Form 13G as of June 30, 2025, filed by BlackRock, Inc. on July 17, 2025. The mailing address of BlackRock, Inc. is: 50 Hudson Yards, New York, NY 10001.
(13)
The information set forth in the table above and in this footnote is based solely on Form 13G as of March 31, 2025, filed by Thrivent Financial for Lutherans on July 14, 2025. The mailing address of Thrivent Financial for Lutherans is: 901 Marquette Avenue, Suite 2500 Minneapolis, MN 55402.
(14)
The information set forth in the table above and in this footnote is based solely on Form 13F-HR as of June 30, 2025, filed by The Vanguard Group Inc. on August 11, 2025. The mailing address of The Vanguard Group Inc. is: PO Box 2600, V26, Valley Forge, PA 19482-2600.

(15)
Includes 20,221 RSUs that are convertible to 20,221 shares of Common Stock on or within 60 days of September 2, 2025 (including the RSUs referred to in footnotes 3, 4, 5, 6, 9, 10, and 11).

REVIEW OF RELATED PARTY TRANSACTIONS

Our company has adopted a formal written policy governing the review and approval of related person transactions. Our related person transaction policy (the “RPT Policy”) covers transactions between the company and related persons. The RPT Policy defines a related person as (a) any executive officer or director of the company, (b) any nominee for election as a director of the company, (c) any beneficial owner of more than five percent of the voting securities of the company, (d) any immediate family member of any of the foregoing persons or (e) any entity in which any of the foregoing persons has or will have a direct or indirect material interest. The RPT Policy requires the Audit Committee, subject to certain exceptions, to review and approve each related person transaction, which is any financial or other transaction, arrangement or relationship in which the company is a participant and any related person will have a direct or indirect interest. The RPT Policy sets forth procedures which the Audit Committee follows in connection with approving recurring transactions where the company is purchasing goods or services, non-recurring transactions where the company is purchasing goods or services, transactions with related persons where the company is the seller of goods or services and the hiring and compensation of related persons. The Audit Committee will approve or ratify such related person transactions if the transaction is consistent with the best interests of the company and its stockholders, or as otherwise provided therein. The Audit Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing related person transactions. In addition, our Board of Directors, at its election, may designate a special committee of independent directors to review and approve related person transactions. Our Audit Committee, or any special committee that is so designated, may engage advisors to assist it in making the required evaluation of the terms of the proposed transactions.

Lease Arrangement

Our company currently rents our Selma, Texas, facility from Selma Investments, LLC. Selma Investments, LLC is a related person with the following individuals as members: Sanfilippo GST Real Estate LLC (25% owner), the Valentine Children Stock Partnership (25% owner), Rosalie Laketa (12 1/2% owner), the Rita Zadurski Trust dated May 13, 2023 (12 1/2% owner), the Joseph J. Karacic Trust dated December 20, 2014 (8 1/3% owner), the Roseanne E. Christman Trust dated November 3, 2011 (8 1/3% owner) and the Elaine Donovan declaration of Trust dated May 19, 2000 (8 1/3% owner). We originally acquired the Selma, Texas facility in 1992 and sold it to a series of partnerships in 2006, which later became Selma Investments, LLC, and leased back the facility. The sale price of the Selma facility in September 2006, which was based on an appraisal by Joseph J. Blake and Associates, Inc., an independent appraiser, was $14,300,000. The term of the lease was 10 years with three five-year renewal options.

In fiscal 2016, the company engaged a third party appraiser to evaluate the market value and the fair market rent for the Selma property and considered other potential alternatives with respect to the company’s operations at the Selma facility. After evaluating several options, a special committee of the Board unanimously approved the company entering into a lease extension with Selma Investments, LLC.

The company exercised two five-year renewal options to extend the lease to September 2026. The terms of the lease extension became effective September 2016 and provided for a decrease in the total rentable square feet, a decrease in rent per square foot and adjustments to the rent per square foot for the second five-year renewal option expiring in 2026 (and for the final renewal option, if exercised by our company) based on a Consumer Price Index Factor. Our company’s lease payment was fixed at $103,177 per month through the fifth anniversary date of such lease extension. In September 2021, the first five-year renewal option ended and the base monthly lease amount was reassessed. In accordance with the accompanying increase in the applicable Consumer Price Index Factor, the monthly payments increased to $113,624 beginning in September 2021.

The total amount paid under the lease in fiscal 2025 was $1,363,486. Our company has the option to purchase the facility and this option is irrevocable through any of the renewal periods. The purchase price would be the greater of $14,300,000 or 95% of the fair market value of the facility. Our company also has a right of first refusal, allowing it to match any offer that may be made on the leased premises from a third party.

Compensation Arrangements

The Compensation and Human Resources Committee (which consists of the same three members as the Audit Committee) has been delegated and reviewed and approved certain compensation (as disclosed in the “Compensation Discussion and Analysis” section above) of Jeffrey T. Sanfilippo and Jasper B. Sanfilippo, Jr. for fiscal 2025. The below compensation arrangements were also approved by our Compensation and Human Resources Committee under our RPT Policy.

During fiscal 2025, we paid compensation to James A. Valentine for his service as Senior Technical Advisor of our company. Mr. Valentine’s total compensation for fiscal 2025 was $296,885 including $105,456 of equity compensation (or 1,341 RSUs overall with a fair value of $78.64 per share) related to RSU grants with a grant date of November 20, 2024.

In addition, we paid compensation in excess of $120,000 to John Carroll for his role as a Procurement Category Manager, who is a nephew of Michael J. Valentine and James A Valentine. The Compensation and Human Resources Committee approved the compensation of James A. Valentine and John Carroll.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officer and directors, as well as persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Commission and The Nasdaq Stock Market, LLC, and to furnish us with copies of these forms. To our knowledge, based solely on our review of Forms 3, 4, and 5 submitted to us, we believe that there were no instances of noncompliance with the filing requirements imposed by Section 16(a) of the Exchange Act during fiscal 2025 with respect to the foregoing persons with the exceptions of one late Form 4 for James Valentine's forfeiture of shares withheld for taxes, which was reported on a Form 4 filed during the fiscal year, one late Form 4 filing for Lisa A. Sanfilippo related to a sale of shares pursuant to a 10b5-1 Plan, and one late Form 4 for Julia Pronitcheva to report a purchase of shares. We reported Lisa A. Sanfilippo's sale and Julia Pronitcheva's purchase using Form 5 within 45 days of our fiscal year end.

OTHER ANNUAL MEETING MATTERS

Annual Report on Form 10-K

Our annual report on Form 10-K for the fiscal year ended June 26, 2025, has been included in the delivery of this Proxy Statement or is available at http://www.proxydocs.com/JBSS. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

We will provide without charge, upon the written request of any stockholder, a copy of our most recent fiscal year’s annual report on Form 10-K, including the financial statements and the financial statement schedules. Such written request should be directed to:

John B. Sanfilippo & Son, Inc.

Stockholder Annual Report Request

Attn: Corporate Secretary

1703 N. Randall Road

Elgin, Illinois 60123-7820

Stockholder Communication with Directors

We recognize the importance of providing our stockholders with the ability to communicate with members of the Board of Directors. Accordingly, we have established a policy for stockholder communications with directors. This policy is not intended to cover communications of complaints regarding (among other things) accounting or auditing matters, or human resources complaints, with respect to which we have established the “Anonymous Incident Reporting” policy, which is posted on our website at www.jbssinc.com. Stockholders wishing to communicate with the Board of Directors as a whole, or with certain directors individually, may do so by sending a written communication to the following address:

John B. Sanfilippo & Son, Inc.

Stockholder Communications with Directors

Attn: Corporate Secretary

1703 N. Randall Road

Elgin, Illinois 60123-7820

Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder. Each such communication will be received for handling by our Secretary for the sole purpose of determining whether the contents represent a communication to the Board of Directors or to an individual director. The Secretary will maintain originals of each communication received and will provide copies to the addressee(s) and any appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder. The Board of Directors, the committee(s) or the applicable individual director(s) may elect to respond to the communication as each deems appropriate.

Stockholder Proposals for the 2026 Annual Meeting

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Internet Notice, proxy statement and form of proxy for presentation at our 2026 annual meeting, the stockholder’s proposal must be received by us at our principal executive offices at 1703 N. Randall Road, Elgin, Illinois 60123-7820 by May 20, 2026. The proposal should be sent to the attention of the Secretary of our company.

If a stockholder intends to present a proposal at the 2026 annual meeting that is not to be included in our company’s proxy materials, the stockholder must comply with the various requirements established in our company’s Bylaws. Among other things, the Bylaws require that the holder of Common Stock submit a written notice to the Secretary of our company at the address in the preceding paragraph not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Thus, any notice by a holder of Common Stock must be received at our principal executive offices no later than the close of business on July 31, 2026, and no earlier than the close of business on July 1, 2026. However, if the annual meeting date is more than 30 days before or more than 70 days after such anniversary date, notice by stockholders must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on October 29, 2025. This year, we are again following the Commission’s “Notice and Access” rule. Most stockholders of record will receive the Internet Notice in lieu of a printed paper copy of our proxy materials. The Internet Notice provides instructions as to how stockholders can access our proxy statement and annual report online at http://www.proxydocs.com/JBSS, describes matters to be considered at the Annual Meeting, and gives instructions as to how shares can be voted. Stockholders receiving the Internet Notice can request a printed paper copy of the proxy materials by following the instructions set forth in the Internet Notice. Should a stockholder need directions on how to access the virtual Annual Meeting and vote electronically, please call (847) 214-4612.

Proxy Solicitation

The Internet Notice will be mailed to stockholders of record who were not mailed the printed proxy materials. The Internet Notice provides details regarding the availability of our full proxy materials, including our proxy statement and our annual report, at the Internet website address http://www.proxydocs.com/JBSS. All stockholders of record were either mailed the Internet Notice or mailed the printed proxy materials which include a proxy card. Stockholders who are beneficial owners of our stock held in street name (e.g. holding shares of our stock through a broker, bank or other holder of record) should follow the applicable instructions provided by their broker, bank or other holder of record to vote their shares. If a stockholder wishes to vote electronically or by telephone, the stockholder should follow the instructions on how to vote electronically or by telephone that are included on the stockholder’s proxy card or Internet Notice or information from their broker, bank or other holder of record.

Proxies will be solicited from stockholders by telephone, Internet and postal mail. Proxies may also be solicited by directors, officers and a small number of our regular employees personally or by mail, telephone, fax or e-mail, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Internet Notice, proxy materials, or any other soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their expenses in doing so. The entire cost of the preparation and mailing of the Internet Notice and the preparation and mailings of this Proxy Statement and accompanying materials, and the related proxy solicitation, will be borne by us.

Whether or not a stockholder plans to attend the Annual Meeting and vote electronically, we request that the stockholder read our proxy materials and submit the stockholder’s proxy vote. A stockholder submitting a proxy vote will not affect the stockholder’s right to attend the meeting and vote electronically. A stockholder who has given a proxy may revoke it by: (a) delivering a written notice of revocation to our Secretary prior to the exercise of the proxy at the Annual Meeting; (b) duly submitting a subsequent proxy so that it is received by 5:00 P.M. Eastern Time on October 28, 2025; or (c) attending the Annual Meeting and voting electronically. Any written notice of revocation should be received by us at 1703 N. Randall Road, Elgin, Illinois 60123-7820, Attention: Secretary before the closing of the polls at the Annual Meeting.

Stockholder Change of Address

Stockholders must submit changes to the address and/or title associated with their stock certificates by contacting our transfer agent:

Equiniti Trust Company, LLC

48 Wall Street, Floor 23

New York, NY 10005

1-(800)-921-5449

www.equiniti.com

We shall not be responsible for the consequences of a stockholder’s failure to provide such updates to our transfer agent, which could include, but are not limited to, loss of shares, non-payment of dividends or non-receipt of proxy solicitation materials.

Other Matters

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Internet Notice and the notice of the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

By Order of the Board of Directors

JASPER B. SANFILIPPO, JR.
Secretary

Elgin, Illinois

September 17, 2025

Est. 1922

JOHN B. SANFILIPPO & SON, INC.

1703 N. RANDALL RD. | ELGIN, IL 60123-7820 U.S.A. | P 847.289.1800 | F 847.289.1843

jbssinc.com

ORCHARD VALLEY HARVEST® Fisher® SQUIRREL™ NUTS SINCE 1888 PRIVATE BRANDS

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders For Stockholders of record as of September 5, 2023 DATE: Thursday, November 2, 2023 TIME: 11:30 AM, Central Time PLACE: Via a live audio-only webcast at www.proxydocs.com/JBSS. There is no physical location for the 2023 Annual Meeting. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., and Gina M. Lakatos, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held live via the Internet (please visit www.proxydocs.com/JBSS for more details) on Thursday, November 2, 2023 at 11:30 A.M. Central Time, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/JBSS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-390-5359 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. John B. Sanfilippo & Son, Inc. John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders For Stockholders of record as of September 2, 2025 Wednesday, October 29, 2025 11:30 AM, Central Time Via a live audio-only webcast at www.proxydocs.com/JBSS There is no physical location for the 2025 Annual Meeting Internet: www.proxypush.com/JBSS Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-5359 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:30 AM, Central Time, October 29, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., and Frank S. Pellegrino, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Common Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held live via the Internet (please visit www.proxydocs.com/JBSS for more details) on Wednesday, October 29, 2025 at 11:30 A.M. Central Time, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved.

John B. Sanfilippo & Son, Inc. John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. Election of Directors 1.01 Pamela Forbes Lieberman 1.02 Mercedes Romero 1.03 Ellen C. Taaffe FOR WITHHOLD 2. Ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 Fiscal Year. 3. Advisory Vote to Approve Executive Compensation. NOTE: Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/JBSS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date.

Company logo P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders For Stockholders of record as of September 2, 2025 Wednesday, October 29, 2025 11:30 AM, Central Time Via a live audio-only webcast at www.proxydocs.com/JBSS There is no physical location for the 2025 Annual Meeting Internet: www.proxypush.com/JBSS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-390-5359 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:30 AM, Central Time, October 29, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey T. Sanfilippo, Jasper B. Sanfilippo, Jr., and Frank S. Pellegrino, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Class A Stock of John B. Sanfilippo & Son, Inc., which the undersigned is entitled to vote at the Annual Meeting of John B. Sanfilippo & Son, Inc. to be held live via the Internet (please visit www.proxydocs.com/JBSS for more details) on Wednesday, October 29, 2025 at 11:30 A.M. Central Time, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Company logo John B. Sanfilippo & Son, Inc. Annual Meeting of Stockholders Please make your marks like this: ☒THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. Election of Directors 1.01 Jasper B. Sanfilippo, Jr. 1.02 Jeffery T. Sanfilippo 1.03 James J. Sanfilippo 1.04 John E. Sanfilippo 1.05 Lisa A. Sanfilippo 1.06 James A. Valentine 1.07 Michael J. Valentine FOR ☐ ☐ ☐ ☐ ☐ ☐ ☐ WITHHOLD ☐ ☐ ☐ ☐ ☐ ☐ ☐ 2. Ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2026 Fiscal Year. FOR ☐AGAINST ☐ ABSTAIN ☐ 3. Advisory Vote to Approve Executive Compensation. ☐ ☐ ☐ BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR NOTE: Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/JBSS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date